                                                                  EXECUTION COPY
================================================================================

                                  $25,000,000

                                CREDIT AGREEMENT

                            DATED AS OF MAY 1, 1998

                                     AMONG

                        CHANNELL COMMERCIAL CORPORATION

                                  AS BORROWER,
                                  -----------

                     THE BANKS, FINANCIAL INSTITUTIONS AND
                   OTHER INSTITUTIONAL LENDERS NAMED HEREIN,

                              AS INITIAL LENDERS,
                              ------------------

                                      AND

                              FLEET NATIONAL BANK,

                    AS ADMINISTRATIVE AGENT AND ISSUING BANK
                    ----------------------------------------



================================================================================

                               TABLE OF CONTENTS
                               -----------------


ARTICLE I

     DEFINITIONS AND ACCOUNTING TERMS.....................................  1
     SECTION 1.01.  Certain Defined Terms.................................  1
     SECTION 1.02.  Computation of Time Periods........................... 24
     SECTION 1.03.  Accounting Terms...................................... 24
     SECTION 1.04   Other Definitional Provisions......................... 25

ARTICLE II

     AMOUNTS AND TERMS OF ADVANCES AND LETTERS OF CREDIT.................. 26
     SECTION 2.01  The Advances........................................... 26
     SECTION 2.02  Making the Advances.................................... 27
     SECTION 2.03  Issuance of and Drawings and Reimbursement
                         Under Letters of Credit.......................... 28
     SECTION 2.04  Repayment of Advances.................................. 30
     SECTION 2.05  Termination or Reduction of the Commitments............ 31
     SECTION 2.06  Prepayments............................................ 31
     SECTION 2.07  Interest............................................... 32
     SECTION 2.08  Fees................................................... 34
     SECTION 2.09  Conversion of Advances................................. 35
     SECTION 2.10  Increased Costs, Etc................................... 36
     SECTION 2.11  Payments and Computations.............................. 37
     SECTION 2.12  Taxes.................................................. 39
     SECTION 2.13  Sharing of Payments, Etc............................... 41
     SECTION 2.14  Use of Proceeds........................................ 41
     SECTION 2.15  Defaulting Lenders..................................... 42
     SECTION 2.16  Domicile of Loans...................................... 44

ARTICLE III

     CONDITIONS OF LENDING................................................ 45
     SECTION 3.01. Conditions Precedent to Initial Extension of Credit.... 45
     SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance.... 52

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES....................................... 54
     SECTION 4.01. Corporate Existence.................................... 54
     SECTION 4.02. Organization and Subsidiaries.......................... 54
     SECTION 4.03  Corporate Power, Authorization......................... 55
     SECTION 4.04  Governmental Authorizations, Approvals................. 55

     SECTION 4.05  Enforceable Obligations................................ 56
     SECTION 4.06  Financial Statements................................... 56
     SECTION 4.07  Pro Forma.............................................. 56
     SECTION 4.08  Accurate Information................................... 56
     SECTION 4.09  No Litigation.......................................... 56
     SECTION 4.10  Regulation U........................................... 57
     SECTION 4.11  ERISA.................................................. 57
     SECTION 4.12  Material Adverse Effect................................ 57
     SECTION 4.13  Environmental Matters.................................. 57
     SECTION 4.14  Restrictive Agreements................................. 58
     SECTION 4.15  Liens and Security Interests........................... 58
     SECTION 4.16  Taxes.................................................. 59
     SECTION 4.17  Compliance with Securities Laws........................ 59
     SECTION 4.18  Solvency............................................... 59
     SECTION 4.19  Debt................................................... 60
     SECTION 4.20  No Defaults, Compliance With Laws...................... 60
     SECTION 4.21  Owned Real Property.................................... 60
     SECTION 4.22  Leased Real Property................................... 61
     SECTION 4.24  Investments............................................ 61
     SECTION 4.25  Intellectual Property.................................. 61
     SECTION 4.26  Acquisition Documents.................................. 61
     SECTION 4.27  Fees................................................... 62
     SECTION 4.28  Government Consents for Conduct of Business............ 62
     SECTION 4.29  Assets of Borrower..................................... 63

ARTICLE V

     REPORTING REQUIREMENTS............................................... 64
     SECTION 5.01  Default Notice......................................... 64
     SECTION 5.02  Annual Financials...................................... 64
     SECTION 5.03  Quarterly Financials................................... 65
     SECTION 5.05  Annual Budgets......................................... 66
     SECTION 5.06  ERISA Events and ERISA Reports......................... 66
     SECTION 5.07  Plan Terminations...................................... 66
     SECTION 5.08  Actuarial Reports...................................... 66
     SECTION 5.09  Plan Annual Reports.................................... 66
     SECTION 5.10  Annual Plan Summaries.................................. 67
     SECTION 5.11  Multiemployer Plan Notices............................. 67
     SECTION 5.12  Litigation............................................. 67
     SECTION 5.13  Securities Reports..................................... 67
     SECTION 5.14  Creditor Reports....................................... 67
     SECTION 5.15  Agreement Notices...................................... 67
     SECTION 5.16  Revenue Agent Reports.................................. 68
     SECTION 5.17  Environmental Conditions............................... 68
     SECTION 5.18  Real Property.......................................... 68

     SECTION 5.19  Insurance.............................................. 68
     SECTION 5.20  Management Letters..................................... 68
     SECTION 5.21  Egerton Consideration Documents........................ 69
     SECTION 5.22  Other Information...................................... 69

ARTICLE VI

     AFFIRMATIVE AND FINANCIAL COVENANTS.................................. 70
     SECTION 6.01  Compliance with Law.................................... 70
     SECTION 6.02  Payment of Taxes, Etc.................................. 70
     SECTION 6.03  Compliance with Environmental Laws..................... 70
     SECTION 6.04  Preparation of Environmental Reports................... 71
     SECTION 6.05  Maintenance of Insurance............................... 71
     SECTION 6.06  Preservation of Corporate Existence, Etc............... 72
     SECTION 6.07  Visitation Rights...................................... 72
     SECTION 6.08  Keeping of Books....................................... 72
     SECTION 6.09  Maintenance of Properties, Etc......................... 73
     SECTION 6.10  Compliance with Terms of Leaseholds.................... 73
     SECTION 6.11  Performance of Material Contracts...................... 73
     SECTION 6.12  Intentionally omitted.................................. 73
     SECTION 6.13  Agreement to Grant Additional Security................. 73
     SECTION 6.14  Interest Rate Protection............................... 75
     SECTION 6.15  Performance of Acquisition Documents................... 75
     SECTION 6.16  Consummation of Acquisition............................ 76
     SECTION 6.17  Intentionally omitted.................................. 76
     SECTION 6.18. Financial Covenants.................................... 76

ARTICLE VII

     NEGATIVE COVENANTS................................................... 78
     SECTION 7.01 Liens, Etc.............................................. 78
     SECTION 7.02 Debt.................................................... 79
     SECTION 7.03 Lease Obligations....................................... 80
     SECTION 7.04 Fundamental Changes..................................... 80
     SECTION 7.05 Sales, Etc. of Assets................................... 81
     SECTION 7.06 Investments in Other Persons............................ 81
     SECTION 7.07 Dividends, Etc.......................................... 82
     SECTION 7.08 Change in Nature of Business............................ 83
     SECTION 7.09 Charter Amendments...................................... 83
     SECTION 7.10 Accounting Changes...................................... 83
     SECTION 7.11 Prepayments, Etc. of Debt............................... 83
     SECTION 7.12 Amendment, Etc. of Acquisition Documents................ 83
     SECTION 7.13 Amendment, Etc. of Material Contracts................... 83
     SECTION 7.14 Negative Pledge......................................... 84
     SECTION 7.15 Partnerships, New Subsidiaries.......................... 84

     SECTION 7.16 Speculative Transactions................................ 84
     SECTION 7.17 Intentionally omitted................................... 84
     SECTION 7.18 Issuance of Stock....................................... 84
     SECTION 7.19 Transactions with Affiliates............................ 85
     SECTION 7.20 Intentionally omitted................................... 85
     SECTION 7.21 Capital Expenditures.................................... 85
     SECTION 7.22 Amendment, Etc. of Egerton Consideration Documents...... 86

ARTICLE VIII

     EVENTS OF DEFAULT.................................................... 87
     SECTION 8.01  Payment................................................ 87
     SECTION 8.02  Representations and Warranties......................... 87
     SECTION 8.03  Certain Covenants...................................... 87
     SECTION 8.04  Other Defaults; Material Contracts..................... 88
     SECTION 8.05  Other Debt............................................. 88
     SECTION 8.06  Bankruptcy............................................. 88
     SECTION 8.07  Judgment............................................... 89
     SECTION 8.08  Material Provision..................................... 89
     SECTION 8.09  Collateral Document.................................... 89
     SECTION 8.10  Change of Control...................................... 89
     SECTION 8.11  ERISA Events........................................... 90
     SECTION 8.12  Material Adverse Change................................ 90
     SECTION 8.13  Post-Closing Agreement................................. 90
     SECTION 8.14  Actions in Respect of the Letters of Credit upon
                   Default................................................ 91

ARTICLE IX

     THE ADMINISTRATIVE AGENT............................................. 92
     SECTION 9.01  Authorization and Action............................... 92
     SECTION 9.02  Agent's Reliance, Etc.................................. 92
     SECTION 9.03  Fleet and Affiliates................................... 93
     SECTION 9.04  Lender Credit Decision................................. 93
     SECTION 9.05  Indemnification........................................ 93
     SECTION 9.06  Events of Default...................................... 95
     SECTION 9.07  Successor Administrative Agents........................ 95
     SECTION 9.08  Security Trustee....................................... 96

ARTICLE X

     MISCELLANEOUS                                                         97
     SECTION 10.01  Amendments, Etc....................................... 97
     SECTION 10.02  Notices Etc........................................... 97
     SECTION 10.03  No Waiver; Remedies................................... 99

     SECTION 10.04  Costs and Expenses.................................... 99
     SECTION 10.05  Right of Set-off..................................... 101
     SECTION 10.06  Binding Effect....................................... 102
     SECTION 10.07  Assignments and Participations....................... 102
     SECTION 10.08  Execution in Counterparts............................ 105
     SECTION 10.09  No Liability of the Issuing Bank..................... 105
     SECTION 10.10  Survival of Agreements and Representations;
                    Construction......................................... 106
     SECTION 10.11  Confidentiality...................................... 106
     SECTION 10.12  Further Assurances................................... 106
     SECTION 10.13  Severability......................................... 107
     SECTION 10.15  GOVERNING LAW........................................ 108
     SECTION 10.16  WAIVER OF JURY TRIAL................................. 108
     SECTION 10.17  Foreign Exchange Indemnity........................... 108
     SECTION 10.18  FINAL AGREEMENT...................................... 109

                                    EXHIBITS

Exhibit A           Form of Assignment and Acceptance
Exhibit B           Form of Revolving Note
Exhibit C           Form of Notice of Borrowing


                                   SCHEDULES

Schedule I          Commitments and Applicable Lending Offices
Schedule 3.01(a)(x) States in which Borrower and its Subsidiaries are qualified to do business
Schedule 4.02       Organization and Subsidiaries
Schedule 4.04       Governmental Authorizations, Approvals
Schedule 4.09       Disclosed Litigation
Schedule 4.11       ERISA
Schedule 4.13       Environmental Matters
Schedule 4.14       Restrictive Agreements
Schedule 4.16       Taxes
Schedule 4.19       Debt
Schedule 4.20       Defaults, Compliance With Laws
Schedule 4.21       Owned Real Property
Schedule 4.21(A)    Mortgaged Property
Schedule 4.22       Leased Real Property
Schedule 4.23       Material Contracts
Schedule 4.24       Investments
Schedule 4.25       Intellectual Property
Schedule 6.05       Maintenance of Insurance
Schedule 7.01       Liens, Etc.
Schedule 7.06       Investments in Other Persons

                                CREDIT AGREEMENT


          CREDIT AGREEMENT, dated as of May 1, 1998, by and among CHANNELL COMMERCIAL CORPORATION, a Delaware corporation (the "Borrower"), the banks,
                                                     --------
financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), FLEET NATIONAL
                                          ---------------
BANK, as Initial Issuing Bank (the "Initial Issuing Bank") and FLEET NATIONAL
                                    --------------------
BANK, as administrative agent (together with any successor appointed pursuant to
Article IX, the "Administrative Agent") for the Lenders (as hereinafter
                 --------------------
defined).

                            PRELIMINARY STATEMENTS:

     (A) The Borrower wishes to acquire all of the outstanding shares of common stock of A. C. Egerton (Holdings) plc, a public limited company incorporated under the laws of England and Wales;

     (B) The Borrower has requested that the Lenders make loans to the Borrower and issue letters of credit having an aggregate principal amount at any one time outstanding of up to Twenty Five Million Dollars ($25,000,000), to be used by the Borrower (a) to finance the Acquisition (hereinafter defined) described above, (b) to refinance certain existing debt of the Borrower, (c) to repay the Egerton GRP Debt (as defined below) and (d) to provide working capital for the Borrower, and the Lenders have agreed to make such loans and issue such letters of credit all on and subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01.  Certain Defined Terms.
                     ---------------------

          As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Acquisition" means the acquisition by the Borrower of all of the shares of
      -----------
common stock of A.C. Egerton (Holdings) plc pursuant to the terms of the Acquisition Agreement.

     "Acquisition Agreement" means the Share Purchase Agreement dated May 1,
      ---------------------
1998 by and among, inter alia, the Borrower, and the vendors thereunder relating
                   ----- ----
to the acquisition by the Borrower of all of the shares of common stock of A.C. Egerton (Holdings) plc, together with all exhibits, schedules and annexes thereto and all amendments, modifications and supplements thereof or thereto entered into on or prior to the date hereof.

     "Acquisition Documents" means the Acquisition Agreement and all agreements,
      ---------------------
instruments and documents executed and delivered in connection therewith, and all exhibits, annexes and schedules annexed thereto.

     "Additional Collateral Documents" has the meaning specified in subsection
      -------------------------------
6.13(c).

     "Administrative Agent" has the meaning specified in the recital of parties
      --------------------
to this Agreement.

     "Administrative Agent's Account" means the account of the Administrative
      ------------------------------
Agent maintained by the Administrative Agent with Fleet at its office at Fleet National Bank relating to funds received from the Lenders.

     "Advance" means a Letter of Credit Advance or a Revolving Advance.
      -------

     "Affiliate" means, as to any Person, any other Person that, directly or
      ---------
indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 50% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "After-Acquired Mortgaged Property" means any real property or leasehold
      ---------------------------------
property acquired by the Borrower or any of its Subsidiaries after the Closing Date pursuant to Section 6.13 and on which property a mortgage is granted by the Borrower or its Subsidiary.

     "Applicable Lending Office" means, with respect to each Lender, such
      -------------------------
Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's LIBOR Lending Office in the case of a LIBOR Rate Advance.

     "Applicable Margin" means, at any time and from time to time, a percentage
      -----------------
per annum (expressed in basis points) determined by reference to the ratio of Total Consolidated Debt of the Borrower to Consolidated EBITDA of the Borrower for the four full fiscal quarters preceding such determination, as set forth below:

                       Applicable Margin for Revolving Advances
                       ----------------------------------------

Ratio of
Consolidated              Applicable           Applicable
Total Debt to             Margin for           Margin for
Consolidated              Base Rate            LIBOR Rate
EBITDA                    Advances             Advances
-------------             ----------           ----------

Equal to or greater
than 1.5:1.0              0%                   1.00%

Equal to or greater
than 1.0:1.0 but less
than 1.5:1.0              0%                   0.75%

Equal to or greater
than 0.5:1.0 but
less than 1.0:1.0         0%                   0.625%

Less than 0.5:1.0         0%                   0.50%


The Applicable Margin for each Base Rate Advance and each LIBOR Rate Advance shall be determined by reference to the ratio of Total Consolidated Debt to Consolidated EBITDA which shall be determined three Business Days after the date on which the Administrative Agent receives financial statements pursuant to
Section 5.02 or 5.03 and a certificate of the chief financial officer of the Borrower demonstrating the ratio of Total Consolidated Debt to Consolidated EBITDA. If the Borrower has not submitted to the Administrative Agent the information described above as and when required under Section 5.02 or 5.03, as the case may be, the Applicable Margin shall be as determined by the Administrative Agent, in its discretion, for so long as such information has not been received by the Administrative Agent. The Applicable Margin shall next change (if applicable) as of the first day of the month following the date of determination described in the two preceding sentences. In the event that the financial statements received pursuant to Section 5.02 indicate that the Applicable Margin determined on the basis of financial statements theretofore received pursuant to Section 5.03 is different from the Applicable Margin that would have been determined on the basis of the Section 5.02 financial statements, the Applicable Margin shall be adjusted retroactively for the relevant period.

     "Asset Disposition" shall mean the disposition of any or all of the fixed
      -----------------
assets of the Borrower or any of its Subsidiaries, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise; provided,
                                                                --------
however, that for purposes of subsection 2.06(b) hereof, the term "Asset
-------
Disposition" shall not include (i) any disposition of inventory in the ordinary course of business, (ii) and the sale or disposition of the capital stock, properties or assets of Egerton GRP and (iii) the sale of the Personality Connector Property.

     "Assignment and Acceptance" means an assignment and acceptance entered into
      -------------------------
by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 10.07 and in substantially the form of Exhibit A
                                                                  ---------
hereto.

     "Available Amount" of any Letter of Credit means, at any time, the maximum
      ----------------
amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing), subject to computation of the Foreign Currency Equivalent thereof to the extent provided in this Agreement.

     "Bank Hedge Agreement" means any interest rate Hedge Agreement required or
      --------------------
permitted under Section 6.14 that is entered into by and between the Borrower and any Lender.

     "Base Rate" means a fluctuating interest rate per annum in effect from time
      ---------
to time, which rate per annum shall at all times be equal to the higher of:

          (a) the rate of interest announced publicly by Fleet in Boston, Massachusetts, from time to time, as Fleet's prime rate; and

          (b) 1/2 of one percent per annum above the Federal Funds Rate.

The Base Rate is a reference rate and does not necessarily represent the worst or best rate being charged to any customer.

     "Base Rate Advance" means an Advance that bears interest as provided in
      -----------------
subsection 2.07(a)(i).

     "Borrower" has the meaning specified in the recital of parties to this
      --------
Agreement.

     "Borrower's Account" means the account of the Borrower maintained by the
      ------------------
Borrower with Fleet National Bank at its office at One Federal Street, Boston, Massachusetts.

     "Borrowing" means a Revolving Borrowing.
      ---------

     "Business Day" means a day of the year on which banks are not required or
      ------------
authorized by law to close in Boston, Massachusetts or New York City, New York and, if the applicable Business Day relates to any LIBOR Rate Advances, on which dealings are carried on in the London interbank market.

     "California R&D Property" means the real property including the 92,000
      -----------------------
square foot research and development building and any other improvements thereon, owned in fee simple by the Borrower and located in Temecula, California.

     "Capital Expenditures" means, for any Person for any period, the sum of all
      --------------------
expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person; provided that Capital Expenditures shall not
                              --------
include capital expenditures to the extent that such expenditures constitute a reinvestment of Net Proceeds from any Asset Disposition permitted under this Agreement in similar fixed assets, which reinvestment is made before or within one hundred eighty (180) days after receipt of such Net Proceeds.

     "Capitalized Leases" means all leases that have been or should be, in
      ------------------
accordance with GAAP, recorded as capitalized leases.

     "Cash Equivalents" means any of the following, to the extent owned by the
      ----------------
Borrower or any of its Subsidiaries, free and clear of all Liens other than Liens created under the Collateral Documents: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States having a maturity of not greater than 180 days from the date of issuance thereof, (b) insured certificates of deposit of or time deposits having a maturity of not greater than 180 days from the date of issuance thereof with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper having a maturity of not greater than 180 days from the date of issuance thereof in an aggregate amount of no more than $2,500,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and
      ------
Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended from time to time.

     "CERCLIS" means the Comprehensive Environmental Response, Compensation and
      -------
Liability Information System maintained by the U.S. Environmental Protection Agency.

     "Closing Date" means the date on which all of the conditions precedent set
      ------------
forth in Section 3.01 to the Initial Extension of Credit shall have been satisfied or waived.

     "Collateral" means all "Collateral" referred to in the Collateral Documents
      ----------
and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

     "Collateral Documents" means the Pledge Agreements, the Security
      --------------------
Agreements, the Mortgages, the Intellectual Property Agreements, and each other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, including the Additional Collateral Documents delivered pursuant to Section 6.13.

     "Commitment" means a Letter of Credit Commitment or a Revolving Commitment.
      ----------

     "Commitment Percentage" means, as to any Lender, the percentage of the
      ---------------------
aggregate Commitments constituted by such Lender's Commitments.

     "Compliance Certificate"  with respect to the Borrower and its
      ----------------------
Subsidiaries, a certificate to the effect that: (a) as of the effective date of the certificate, no Default or Event of Default under this Agreement exists or would exist after giving effect to the action intended to be taken by any Loan Party, as described in such certificate, including, without limitation, that the covenants set forth in Section 6.18 hereof would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form satisfactory to the Administrative Agent, of such compliance, and (b) the representations and warranties contained in Article IV hereof are true and with the same effect as though such representations and warranties were made on the date of such certificate, unless stated to relate to a specific earlier date in which case such specified representations and warranties shall be true and correct as of such earlier date, and, except for changes in the ordinary course of business not prohibited by this Agreement, none of which, either singly or in the aggregate, have had a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole, which certificate shall be executed and delivered by the chief financial officer, president or chief executive officer of the Borrower.

     "Confidential Information" means information that the Borrower furnishes to
      ------------------------
the Administrative Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Administrative Agent or any Lender of its obligations hereunder or that is or becomes available to the Administrative Agent or such Lender from a source other than the Borrower that is not, to the best of the Administrative Agent's or such Lender's knowledge, acting in violation of a confidentiality agreement with the Borrower.

     "Consolidated" refers to the consolidation of accounts, in accordance with
      ------------
GAAP, of any Person and all of its Subsidiaries, and if not specified, of the Borrower and all of its Subsidiaries.

     "Consolidated Net Income" means for the Borrower and its Subsidiaries on a
      -----------------------
consolidated basis (without duplication), for any period: the aggregate Net Income (or loss) after provision for or benefit from income and franchise taxes determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person (other than the Borrower and the Subsidiaries) in which the Borrower or any Subsidiary has an ownership interest unless received by the Borrower or Wholly-Owned Subsidiary in a cash distribution; and (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of the Borrower or was merged into or consolidated with the Borrower or that such Person's assets were acquired by the Borrower.

     "Conversion", "Convert" and "Converted" each refer to a conversion of
      ----------    -------       ---------
Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

     "Debt" of any Person means, without duplication, (a) all indebtedness of
      ----
such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under bankers acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through (h) above or clause (ii) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts, contract rights or inventory) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

     "Default" means any Event of Default or any event that would constitute an
      -------
Event of Default but for the requirement that notice be given or time elapse or both.

     "Defaulted Advance" means, with respect to any Lender at any time, the
      -----------------
portion of any Advance required to be made by such Lender to the Borrower pursuant to Section 2.01 at or prior to such time which has not been made by such Lender or by the Administrative Agent for the account of such Lender pursuant to subsection 2.02(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15, the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

     "Defaulted Amount" means, with respect to any Lender at any time, any
      ----------------
amount required to be paid by such Lender to the Administrative Agent or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) the Issuing Bank pursuant to subsection 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank (b) the Administrative Agent pursuant to subsection 2.02(d) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender, (c) any other Lender pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender and (d) the Administrative Agent or the Issuing Bank pursuant to
Section 9.05 to reimburse the Administrative Agent or the Issuing Bank for such Lender's ratable share of any amount required to be paid by the Lenders to the

Administrative Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15, the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

     "Defaulting Lender" means, at any time, any Lender that, at such time, (a)
      -----------------
owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 8.06.

     "Disclosed Litigation" has the meaning specified in subsection 3.01(j).
      --------------------

     "Disposal" means the discharge, deposit, injection, dumping, spilling,
      --------
leaking or placing of any solid waste or hazardous waste, as those terms are defined by any federal, state, local or foreign law, into or on any land or water so that such solid waste or hazardous waste or any constituents thereof may enter the environment or be emitted into the air or discharged into any waters, including ground waters.

     "Domestic Lending Office" means, with respect to any Lender, the office of
      -----------------------
such Lender specified as its "Domestic Lending Office" opposite its name on

Schedule I hereto or in the Assignment and Acceptance pursuant to which it
----------
became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

     "Domestic Subsidiary" means any Subsidiary organized under the laws of the
      -------------------
United States of America or any State thereof.

     "EBITDA" means, for any Person for any period  (a) the sum, determined on a
      ------
Consolidated basis, of (i) Consolidated Net Income (or net loss), (ii) interest expense deducted in the determination of Net Income, (iii) income tax expense,
(iv) depreciation expense and (v) amortization expense including amortization of fees and expenses related to the Acquisition, in each case determined in accordance with GAAP for such period.

     "Egerton" means A.C. Egerton (Holdings) plc individually and on a
      -------
consolidated basis with its Subsidiaries.

     "Egerton Consideration Documents" means the Egerton Guarantee Instruments,
      -------------------------------
the Share Purchase Notes and any other documents executed and delivered in connection therewith.

     "Egerton Consideration Notes Guarantee" means the Instrument Constituting
      -------------------------------------
Guarantee Unsecured Floating Rate Loan Notes 1998/2003 (Consideration Loan Note) dated on or about the date of this Agreement, by and between the Borrower, as issuer, and NatWest, as guarantor.

     "Egerton GRP" means Egerton GRP, a wholly-owned subsidiary of Egerton.
      -----------

     "Egerton GRP Debt" means the indebtedness of Egerton GRP owing to Midland
      ----------------
Bank plc in an amount not exceeding $5,500,000.

     "Egerton Guarantee Instruments" means, collectively, the Egerton
      -----------------------------
Consideration Notes Guarantee and the Egerton Retention Notes Guarantee.

     "Egerton Holdings" means A.C. Egerton (Holdings) plc individually.
      ----------------

     "Egerton Intercompany Debt" has the meaning specified in Section
      -------------------------
3.01(a)(iii)(6).

     "Egerton Letters of Credit" means, collectively, a letter of credit
      -------------------------
relating to the Egerton Consideration Notes Guarantee and a letter of credit relating to the Egerton Retention Notes Guarantee, in each case issued or to be issued for the account of the Borrower and for the benefit of NatWest.

     "Egerton Registers" means, collectively, the registers referred to, and
      -----------------
maintained by the Borrower pursuant to, the Egerton Guarantee Instruments.

     "Egerton Retention Notes Guarantee" means the Instrument Constituting
      ---------------------------------
Guarantee Unsecured Floating Rate Loan Notes 1999/2003 (Retention Loan Notes) dated on or about the date of this Agreement, by and between the Borrower, as issuer, and NatWest, as guarantor.

     "Eligible Assignee" means with respect to the Revolving Facility (a) a
      -----------------
Lender; (b) an Affiliate of a Lender; and (c) subject to the prior approval of the Administrative Agent and the Borrower, such approval not to be unreasonably withheld or delayed, (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (iii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (iv) the central bank of any country that is a member of the OECD; and (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000 and, with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (i) or (iii) of clause (c) of this definition and is approved by the Administrative Agent and the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that no
                                                     --------  -------
Loan Party or Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition, and no consent of the Borrower shall be required during the continuance of any Default hereunder.

     "Environmental Action" means any action, suit, demand, demand letter,
      --------------------
claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to public health and safety or the environment, including, without limitation, (a) by any governmental or regulatory authority or third party for enforcement, cleanup, Removal, Response, Remedial or other actions or damages or
(b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "Environmental Law" means any international or transnational law, federal,
      -----------------
state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, threatened release, release or discharge of Hazardous Materials.

     "Environmental Permit" means any permit, approval, identification number,
      --------------------
license or other authorization required under any Environmental Law.

     "Equityholders" means any holder of an Equity Interest.
      -------------

     "Equity Interest", means, in any Person, any and all shares, interests,
      ---------------
participations, rights or other equivalents (however designated) of any capital stock or other ownership of any profit interest, and any and all warrants, rights, options, obligations or other securities of or in such Person, and rights to acquire any of the foregoing, including, without limitation, partnership interests and joint venture (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or joint venture, but excluding debt for borrowed money and excluding any debt security that is convertible into, or exchangeable for any of the foregoing equity interests.

     "Equity Issuance" means any issuance or sale by the Borrower or any of its
      ---------------
Subsidiaries of its capital stock or other equity securities or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire such securities or such convertible or exchangeable obligations; provided, however, that for purposes of Section 2.06 hereof, the
             --------  -------
term "Equity Issuance" shall not include any issuance or sale of (a) common stock of the Borrower to any director of the Borrower required by applicable law in connection with such person acting in such capacity with the Borrower; or (b) common stock of the Borrower to management and employees pursuant to any stock option plan permitted hereunder or the exercise of options issued pursuant thereto.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA
      ---------------
is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

     "ERISA Event" means (a) (i) the occurrence of a reportable event, within
      -----------
the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or
(ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan under ERISA Section 4041(c), pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

     "Eurocurrency Liabilities" has the meaning specified in Regulation D of the
      ------------------------
Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Events of Default" has the meaning specified in Article VIII.
      -----------------

     "Existing Debt" means Debt of the Borrower and its Subsidiaries described
      -------------
on Schedule 4.19.
   -------------

     "Facility" means the Letter of Credit Facility or the Revolving Facility.
      --------

     "Federal" means any or all of the governments of the United States of
      -------
America and the United Kingdom and any other foreign jurisdictions in which any Subsidiary operates or has assets and any agency, bureau, subdivision, or authority of any thereof, in each case as may be applicable to the Borrower or any Subsidiary.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per
      ------------------
annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fiscal Year" means a fiscal year of the Borrower and its Consolidated
      -----------
Subsidiaries ending on December 31 in any calendar year.

     "Fixed Charge Coverage Ratio" has the meaning specified in Section 6.18.
      ---------------------------

     "Fleet" means Fleet National Bank in its capacity as a Lender or issuer of
      -----
Letters of Credit hereunder.

     "Foreign Currency" means, with respect to a Foreign Currency Letter of
      ----------------
Credit, British pounds sterling.

     "Foreign Currency Banking Day" means any Business Day on which dealings in
      ----------------------------
deposits in the applicable Foreign Currency are conducted by and among banks in Boston, Massachusetts, New York, New York and London, England.

     "Foreign Currency Equivalent" means, as of any date of determination, the
      ---------------------------
equivalent amounts in U.S. dollars of a Foreign Currency Letter of Credit using the currency exchange rate for such date for the applicable Foreign Currency in the New York City wholesale Foreign Currency exchange market in trading among banks in amounts of $1,000,000 or more, as reported in the Wall Street Journal,
                                                           -------------------
or, if not so reported for such date, as otherwise reasonably determined by the Administrative Agent.

     "Foreign Currency Letter of Credit" means the Egerton Letters of Credit,
      ---------------------------------
and the obligations of the Issuing Bank to make payments thereunder in an amount of U.S. dollars that will be computed based on the exchange rate for British pounds sterling.

     "Foreign Subsidiary" means any Subsidiary other than one organized under
      ------------------
the laws of the United States of America or any State thereof.

     "GAAP"  means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

     "Guarantor(s)" means (a) each Domestic Subsidiary of the Borrower, and (b)
      ------------
each Person which shall have executed and delivered or become a party to a Guaranty hereunder.

     "Guaranty" has the meaning specified Section 3.01.
      --------

     "Hazardous Materials" means (a) petroleum or petroleum products, by-
      -------------------
products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

     "Hedge Agreements" means interest rate swap, cap or collar agreements,
      ----------------
interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

     "Hedge Bank" means any Lender in its capacity as a party to a Bank Hedge
      ----------
Agreement.

     "Indemnified Party" has the meaning specified in subsection 10.04(b).
      -----------------

     "Initial Extension of Credit" means the initial Borrowing and the initial
      ---------------------------
issuance of a Letter of Credit.

     "Initial Issuing Bank" has the meaning specified in the recital of parties
      --------------------
to this Agreement.

     "Initial Lenders" has the meaning specified in the recital of parties to
      ---------------
this Agreement.

     "Insufficiency" means, with respect to any Plan, the amount, if any, of its
      -------------
unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

     "Interest Expense" means with respect to any Person for any period,
      -----------------
interest expense on all Debt of such Person for such period net of interest income for such period, whether paid or accrued, determined on a Consolidated basis for such Person and its Subsidiaries and in accordance with GAAP, and including, without limitation, (a) in the case of the Borrower, interest expense in respect of Debt resulting from Advances, (b) the interest component of all obligations under Capitalized Leases, (c) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, Letters of Credit), (d) the net payment, if any, payable in connection with Hedge Agreements less the net credit, if any, received in connection with Hedge Agreements and (e) all fees paid by the Borrower pursuant to subsection 2.08(a).

     "Interest Period" means, for each LIBOR Rate Advance comprising part of the
      ---------------
same Borrowing, the period commencing on the date of such LIBOR Rate Advance or the date of the Conversion of any Base Rate Advance into such LIBOR Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 30, 60, 90, or 180 days, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (Eastern Standard Time) on the third Business Day prior to the first day of such Interest Period, select; provided, however,
                                                            --------  -------
that:

          (a) The Borrower may not select any Interest Period with respect to any LIBOR Rate Advance that ends after the Revolving Termination Date;

          (b) Interest Periods commencing on the same date for LIBOR Rate Advances comprising part of the same Borrowing shall be of the same duration;

          (c) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however,
                                                          --------  -------
that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

          (d) Whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended
      ---------------------
from time to time, and the regulations promulgated and rulings issued thereunder.

     "Investment" by any Person means:
      ----------

          (a) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by such Person for or in connection with the acquisition by such Person of any stock, bonds, notes, debentures, future contracts, partnership or other ownership or profit interests, warrants, rights, options, or other securities of any other Person; and (b) the amount of any advance, loan or extension of credit by such Person, to any other Person, or guaranty or other similar obligation of such Person with respect to any Indebtedness of such other Person, and (without duplication) any amount committed to be advanced, loaned, or extended by such Person to any other Person, or any amount the payment of which is committed to be assured by a guaranty or similar obligation by such Person for the benefit of, such other Person (including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person);

provided that: (i) the value of property contributed shall be the lower of fair
--------
market value at the time of contribution, determined in good faith by the Borrower's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution; and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Borrower or any of its Subsidiaries without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment reduced by the fair market value of all interest, dividends and other distributions (in whatever form and however designated) made by such Person since the date of its creation to the applicable holders of such Investments (and their Affiliates), provided that in no event shall the aggregate amount of interest, dividends and other distributions made to any holder of an Investment in a Person (or its Affiliates) operate to reduce the Investment of such Person by more than the total contributions to such Person (per clauses (a) and (b) above) (and its Affiliates).

     "Issuing Bank" means the Initial Issuing Bank and each Eligible Assignee to
      ------------
which the Letter of Credit Commitment hereunder has been assigned pursuant to
Section 10.07.

     "L/C Cash Collateral Account" a cash collateral account, which may be
      ---------------------------
required by the Administrative Agent as a condition precedent to the issuance of any Letter of Credit, and agreed to by the Borrower.

     "L/C Related Documents" has the meaning specified in subsection 2.04(b)
      ---------------------
herein.

     "Lenders" means the Initial Lenders, the Issuing Banks and each Person that
      -------
shall become a Lender hereunder pursuant to Section 10.07.

     "Letter of Credit" means any Letter of Credit issued hereunder (as
      ----------------
specified in subsection 2.03(a)), including, without limitation, the Egerton Letters of Credit.

     "Letter of Credit Advance" means an advance made by the Issuing Bank or any
      ------------------------
Revolving Lender pursuant to subsection 2.03(c).

     "Letter of Credit Agreement" has the meaning specified in subsection
      --------------------------
2.03(a).

     "Letter of Credit Commitment" means, with respect to the Issuing Bank, the
      ---------------------------
amount set forth opposite the Issuing Bank's name on Schedule I hereto under the
                                                     ----------
caption "Letter of Credit Commitment" (which Commitment is a sublimit of the Revolving Commitment) or, if the Issuing Bank has entered into one or more Assignments and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to subsection 10.07(d) as the Issuing Bank's "Letter of Credit Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.05.

     "Letter of Credit Facility" means, at any time, an amount equal to the
      -------------------------
amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

     "LIBOR Lending Office" means, with respect to any Lender, the office of
      --------------------
such Lender specified as its "LIBOR Lending Office" opposite its name on

Schedule I hereto or in the Assignment and Acceptance pursuant to which it
----------
became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

     "LIBOR Rate" means, for any Interest Period for all LIBOR Rate Advances
      ----------
comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Fleet's LIBOR Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period; provided,
                             --------
however, that if the rate described above does not appear on the Telerate System
-------
on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period.

     If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate for such Interest Period cannot be determined.

     In the event that the Board of Governors of the Federal Reserve System shall impose a LIBOR Rate Reserve Percentage with respect to LIBOR Deposits, then for any period during which such LIBOR Rate Reserve Percentage shall apply, the LIBOR Rate for an Interest Period shall be equal to the amount determined above for such Interest Period divided by a percentage equal to 100% minus the LIBOR Rate Reserve Percentage for such Interest Period.

     "LIBOR Rate Advance" means an Advance that bears interest as provided in
      ------------------
subsection 2.07(a)(ii).

     "LIBOR Rate Reserve Percentage" means, for any Interest Period for all
      -----------------------------
LIBOR Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Rate Advances is determined) having a term equal to such Interest Period.

     "Lien" means any lien, security interest or other charge or encumbrance of
      ----
any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

     "Loan Documents" means (a) this Agreement, (b) the Notes, (c) each
      --------------
Guaranty, (d) the Collateral Documents, (e) each Letter of Credit Agreement, (f) each Bank Hedge Agreement, (g) each document or agreement delivered pursuant to
Section 6.13, and (h) all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

     "Loan Parties" means the Borrower, each of its Subsidiaries, each
      ------------
Guarantor, and each other Person (other than the Lenders) who shall execute and deliver a Loan Document.

     "Material Adverse Effect" has the meaning specified in subsection 3.01(j).
      -----------------------

     "Material Contract" means, with respect to any Person, each contract listed
      -----------------
on Schedule 4.23, each contract which is a replacement or a substitute for any
   -------------
contract listed on such Schedule, and each other contract to which such Person is a party which is material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

     "Mortgage" means each mortgage, deed of trust, leasehold mortgage,
      --------
leasehold deed of trust, collateral assignment of leases or any other real estate security documents delivered by the Borrower or any of its Subsidiaries to the Administrative Agent, in form and substance acceptable to the Administrative Agent and the Lenders in order (i) to provide that such Loan Party is the assignor, mortgagor or grantor, as the case may be, (ii) to comply with and/or provide for specific laws of the jurisdictions in which the real property or leasehold property to be encumbered is located, and (iii) to assure that the Administrative Agent for the benefit of the Secured Parties has a perfected Lien on such real property or leasehold property.

     "Mortgage Policies" has the meaning assigned to that term in Section 4.01.
      -----------------

     "Mortgaged Property" means each real property and leasehold property listed
      ------------------
on Schedule 4.21(A) hereto that is subject to a Mortgage and shall also include After-Acquired Mortgaged Property.

     "Multiemployer Plan" means a multiemployer plan, as defined in Section
      ------------------
4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Multiple Employer Plan" means a single employer plan, as defined in
      ----------------------
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "NatWest" means National Westminster Bank plc, a United Kingdom public
      -------
limited company.

     "Net Cash Proceeds" means, with respect to any sale, lease, transfer or
      -----------------
other disposition of any asset, or the sale or issuance of any Debt, or any Equity Issuance, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar out-of-pocket costs, (b) the amount of taxes payable in connection with or as a result of such transaction, and (c) with respect to any asset, the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof. "Net Cash Proceeds" shall not include proceeds of insurance with respect to an Asset Disposition consisting of an actual or constructive loss of Property, an agreed or compromised loss of Property or the taking of any Property under the power of eminent domain and condemnation awards and awards in lieu of condemnation for the taking of Property under the power of eminent domain.

     "Net Income" means, with respect to any Person, the net income (loss) of
      ----------
such Person, after provision for or benefit from income and franchise taxes determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any Asset Disposition (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (ii) the disposition of any securities or the extinguishment of any Debt of such Person or any of its Subsidiaries, and (iii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Note" means a Revolving Note.
      ----

     "Notice of Borrowing" has the meaning specified in subsection 2.02(a).
      -------------------

     "Notice of Issuance" has the meaning specified in subsection 2.03(a).
      ------------------

     "Notice of Renewal" has the meaning specified in subsection 2.01(b).
      -----------------

     "NPL" means the National Priorities List under CERCLA.
      ---

     "Obligation" means, with respect to any Person, any payment, performance or
      ----------
other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 8.06. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

     "OECD" means the Organization for Economic Cooperation and Development.
      ----

     "Open Year" has the meaning specified in Section 4.16.
      ---------

     "Orpington Property" means the real property including No. 1 Factory, the
      ------------------
building and improvements located thereon, owned by Egerton Holdings or one of its Subsidiaries and located in Orpington, England.

     "Orpington Sale/Leaseback" has the meaning specified in Section 7.05.
      ------------------------

     "Other Taxes" has the meaning specified in subsection 2.12(b).
      -----------

     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).
      ----

     "Permitted Liens" means such of the following as to which no enforcement,
      ---------------
collection, execution, levy or foreclosure proceeding shall have been commenced:
(a) Liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) Permitted Real Property Encumbrances.

     "Permitted Real Property Encumbrances" means, with respect to any
      ------------------------------------
particular real property or leasehold property, (i) those liens, encumbrances and other matters affecting title to any such property listed in the Mortgage Policies, if any, in respect thereof and as of the date of delivery of such Mortgage Policies to Administrative Agent in accordance with the terms hereof, reasonably acceptable to the Administrative Agent and the Lenders, and (ii)
such easements, encroachments, covenants, rights-of-way, minor defects, irregularities or encumbrances on title which do not arise out of the incurrence of any Debt and which do not impair the use of such property for the purpose for which it is held by the mortgagor thereof, or the Lien granted to the Administrative Agent for the benefit of the Secured Parties, and (iii) municipal and zoning ordinances; provided that no violation exists thereunder that could
                       --------
impair the use of the existing improvements and the present use made by the mortgagor of such property.

     "Person" means an individual, partnership, corporation (including a
      ------
business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Personality Connector Property" means the intellectual property known as
      ------------------------------
the personality connector that is owned by Egerton Holdings or one of its Subsidiaries.

     "Plan" means a Single Employer Plan or a Multiple Employer Plan.
      ----

     "Post-Closing Agreement" has the meaning specified in subsection 3.01(t).
      ----------------------

     "Pre-Commitment Information" has the meaning specified in subsection
      --------------------------
3.01(b).

     "Preferred Stock" means, with respect to any corporation, capital stock
      ---------------
issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

     "Pro Forma Financials" means the pro forma financial statements relating to
      --------------------
the Borrower and its Subsidiaries delivered to the Lenders on the Closing Date after giving effect to the Acquisition and the Initial Extension of Credit.

     "Property" means any interest or right in any kind of property or asset,
      --------
whether real, personal or mixed, whether owned or leased and whether tangible or intangible and whether now held or hereafter acquired.

     "Pro Rata Share" of any amount means, with respect to any Revolving Lender
      --------------
at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Commitment at such time and the denominator of which is the Revolving Facility at such time.

     "Register" has the meaning specified in subsection 10.07(d).
      --------

     "Regulation G" means Regulation G of the Board of Governors of the Federal
      ------------
Reserve System, as in effect from time to time.

     "Regulation U" means Regulation U of the Board of Governors of the Federal
      ------------
Reserve System, as in effect from time to time.

     "Regulatory Agency" means any federal, state, local or other U.S. or
      -----------------
foreign governmental authority, bureau or agency.

     "Release" means any release, spill, emission, leaking, pumping, pouring,
      -------
emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Materials) or into or from any property, including, without limitation, the movement of any Hazardous Materials through the air, soil, surface waters or ground water.

     "Remedial" shall have the meaning as set forth in CERCLA at 42 U.S.C. (S)
      --------
9601(24) and/or any other applicable Environmental Laws.

     "Removal" shall have the meaning as set forth in CERCLA at 42 U.S.C. (S)
      -------
9601(23) and/or any other applicable Environmental Laws.

     "Required Lenders" means at any time Lenders owed or holding greater than
      ----------------
sixty-six and 2/3 percent (66 2/3%) of the sum of (i) the aggregate principal amount of the Advances outstanding at such time, and (ii) the aggregate Available Amount of all Letters of Credit or, if no such principal amount is outstanding at such time, Lenders holding greater than sixty-six and 2/3 percent (66 2/3%) of the Revolving Commitments; provided, however, that if any Lender
                                        --------  -------
shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (a) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, and (b) the Revolving Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Lenders ratably in accordance with their respective Revolving Credit Commitments.

     "Response" shall have the meaning as set forth in CERCLA at 42 U.S.C. (S)
      --------
9601(25) and/or any other applicable Environmental Laws.

     "Responsible Officer" means, in the case of the Borrower, any officer and,
      -------------------
in the case of any other Loan Party, the chief financial officer of such Loan Party.

     "Revolving Advance" has the meaning specified in subsection 2.01(a).
      -----------------

     "Revolving Borrowing" means a borrowing consisting of simultaneous
      -------------------
Revolving Advances of the same Type made by the Revolving Lenders.

     "Revolving Commitment" means, with respect to any Revolving Lender at any
      --------------------
time, the amount set forth opposite such Lender's name on Schedule I hereto
                                                          ----------
under the caption "Revolving Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to subsection 10.07(d) as such Lender's "Revolving Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.05.

     "Revolving Facility" means, at any time, the aggregate amount of the
      ------------------
Revolving Lenders' Revolving Commitments at such time.

     "Revolving Lender" means any Lender that has a Revolving Commitment.
      ----------------

     "Revolving Note" means a promissory note of the Borrower payable to the
      --------------
order of any Revolving Lender, in substantially the form of Exhibit B hereto,
                                                            ---------
evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Advances made by such Lender.

     "Revolving Termination Date" means the earlier of the fifth anniversary of
      --------------------------
the Closing Date and the Termination Date.

     "Secured Parties" means the Administrative Agent, the Lenders, and the
      ---------------
Hedge Banks and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

     "Security Agreement" has the meaning specified in Section 3.01(a).
      ------------------

     "Share Purchase Note Certificates" means, collectively, the certificates
      --------------------------------
issued to the holders of the Share Purchase Notes pursuant to the Egerton Guarantee Instruments.

     "Share Purchase Notes" means, collectively, the retention loan notes and
      --------------------
consideration loan notes issued in connection with the Acquisition Agreement and under the Egerton Guarantee Instruments, which notes are evidenced by the Share Purchase Note Certificates.

     "Single Employer Plan" means a single employer plan, as defined in Section
      --------------------
4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "Solvent" and "Solvency" mean, with respect to any Person on a particular
      -------       --------
date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Subsidiary" of any Person means any corporation, partnership, joint
      ----------
venture, limited liability company, trust or estate of which (or in which) more than 50% of

          (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

          (b) the interest in the capital or profits or distributions or general or limited partnership interests of such partnership, joint venture or limited liability company or

          (c) the beneficial interest in such trust or estate,

is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. Unless otherwise specified, the term Subsidiary as used herein shall mean a Subsidiary of the Borrower. Unless otherwise expressly directed, each reference to Subsidiaries in this Agreement shall include Egerton, and absence of an express reference to Egerton shall not be deemed to imply an intentional omission.

     "Surviving Debt" has the meaning specified in subsection 3.01(n).
      --------------

     "Taxes" has the meaning specified in subsection 2.12(a).
      -----

     "Termination Date" means the date of termination in whole of the
      ----------------
Commitments pursuant to Section 2.05 or Article 8.

     "Total Consolidated Debt" means, as of any date, the total amount of Debt
      -----------------------
of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

     "Type" refers to the distinction between Advances bearing interest at the
      ----
Base Rate and Advances bearing interest at the LIBOR Rate.

     "Unused Revolving Commitment" means, with respect to any Revolving Lender,
      ---------------------------
at any time, (a) such Lender's Revolving Commitment at such time minus (b) the
                                                                 -----
aggregate principal amount of (i) all Revolving Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's
                                                        ----
Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to subsection 2.03(c) and outstanding at such time; provided, that determination of the Available Amount
                          --------
and the principal amounts of all Letter of Credit Advances hereunder, and for all other purposes of this Agreement, if there are then any outstanding Foreign Currency Letters of Credit, shall be based on the Foreign Currency Equivalent thereof as of the Business Day immediately preceding the day on which any Notice of Borrowing is delivered hereunder.

     "Voting Stock" means capital stock issued by a corporation, or equivalent
      ------------
interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA,
      ------------
that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

     "Wholly-Owned Subsidiary"  of any Person means a Subsidiary of such Person
      -----------------------
all of the outstanding Equity Interests of which shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of that Person or a combination thereof.

     "Withdrawal Liabilities" has the meaning specified in Part I of Subtitle E
      ----------------------
of Title IV of ERISA.

      SECTION 1.02.  Computation of Time Periods.
                     ---------------------------

          In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

      SECTION 1.03.  Accounting Terms.
                     ----------------

      For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Lender pursuant to
Section 5.02 shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis. In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then the Borrower and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by the Borrower and the Lenders, (a) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (b) the Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Borrower; (b) changes in accounting principles recommended by Borrower's certified public accountants; and (c) changes in carrying value of the Borrower's or any of its Subsidiaries' assets, liabilities or equity accounts resulting from adjustments that, in each case, were applicable to, but not included in, the Pro Forma Financials. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.

      SECTION 1.04  Other Definitional Provisions.
                    -----------------------------

      References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in
Section 1.01 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                                   ARTICLE II

                         AMOUNTS AND TERMS OF ADVANCES
                             AND LETTERS OF CREDIT


      SECTION 2.01  The Advances.
                    ------------

          (a) The Revolving Advances.  Each Revolving Lender severally agrees,
              ----------------------
on the terms and conditions hereinafter set forth, to make advances (each a

"Revolving Advance") to the Borrower from time to time on any Business Day
------------------
during the period from the date hereof until the Revolving Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Commitment at such time. Each Revolving Borrowing shall be in an aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances) and shall consist of Revolving Advances made simultaneously by the Revolving Lenders ratably according to their Revolving Commitments. Within the limits of each Revolving Lender's Unused Revolving Commitment in effect from time to time, the Borrower may borrow, repay and reborrow.

          (b) Letters of Credit.  The Issuing Bank agrees, on the terms and
              -----------------
conditions hereinafter set forth, to issue standby letters of credit for the account of the Borrower from time to time on any Business Day during the period from the Closing Date until sixty (60) days before the Revolving Termination Date (i) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed an amount equal to the Unused Revolving Credit Commitments of the Revolving Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than (i) the earlier of sixty (60) days before the Revolving Termination Date, and (ii) 365 days after the date of issuance thereof. The foregoing notwithstanding, any Letter of Credit may, by its terms, be renewable annually upon notice (a "Notice
                                                                          ------
of Renewal") given to the Issuing Bank and the Administrative Agent on or prior
----------
to any date for notice of renewal set forth in such Letter of Credit (but in any event at least five (5) Business Days prior to the date of the proposed renewal of such Letter of Credit) and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank shall have notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit (but in any event at least thirty (30) Business Days prior to the date of automatic renewal) of its election notto renew such Letter of Credit (a "Notice of Termination");
                                                   ---------------------
provided that the terms of each Letter of Credit that is automatically renewable
--------
annually shall not permit the expiration date (after giving effect to any renewal) of such Letter of Credit in any event to be extended to a date later than sixty (60) days before the Revolving Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of
              -------  --------
a Notice of

Renewal, the Issuing Bank may, in its discretion unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and, in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this subsection 2.01(b), repay any Letter of Credit Advances resulting from drawings under Letters of Credit pursuant to Section 2.03 and request the issuance of additional Letters of Credit under this subsection 2.01(b).

      SECTION 2.02  Making the Advances.
                    -------------------

          (a)  Notice of Borrowing.  Each Borrowing shall be made on notice,
               -------------------
given not later than 11:00 A.M. (Eastern Standard Time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of LIBOR Rate Advances, or the Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") may be by telephone, confirmed
                          -------------------
immediately in writing, or telex or telecopier in substantially the form of

Exhibit C hereto, specifying therein the requested (i) date of such Borrowing,
---------
(ii) aggregate amount of such Borrowing and (iii) in the case of a Borrowing consisting of LIBOR Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (Eastern Standard Time) on the date of such Borrowing, make available to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Notwithstanding the foregoing, the Initial Extension of Credit shall consist of a Base Rate Advance.

          (b) Certain Limitations.  Anything in subsection (a) above to the
              -------------------
contrary notwithstanding, (i) the Borrower may not select LIBOR Rate Advances if the obligation of the appropriate Lenders to make LIBOR Rate Advances shall then be suspended pursuant to Section 2.09 or Section 2.10, and (ii) the Revolving Advances may not be outstanding as part of more than five (5) separate Borrowings.

          (c) Indemnification.  Each Notice of Borrowing shall be irrevocable
              ----------------
and binding on the Borrower. In the case of any Borrowing that is to be comprised of LIBOR Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date specified for such Borrowing, the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits as reasonably determined by such Lender), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing.

          (d) Certain Defaults.  Unless the Administrative Agent shall have
              ----------------
received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available in accordance with subsection 2.02(a) and the Administrative Agent may make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at in the case of (i) the Borrower, the interest rate applicable at such time under Section
2.07 to Advances comprising such Borrowing and (ii) such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

          (e) Other Lenders.  The failure of any Lender to make the Advance to
              -------------
be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

      SECTION 2.03  Issuance of and Drawings and Reimbursement Under Letters of
                    -----------------------------------------------------------
Credit.
------

          (a) Request for Issuance.  Each Letter of Credit shall be issued upon
              --------------------
notice, given not later than 11:00 A.M. (Eastern Standard Time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of
                                                                    ---------
Issuance") shall be by telephone, confirmed immediately in writing, or telex or
--------
telecopier, specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested
                               --------------------------
form of such Letter of Credit is acceptable to the Issuing Bank, in its sole discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 10.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any such Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (b) Letter of Credit Reports.  The Issuing Bank shall furnish to the
              ------------------------
Administrative Agent, the Borrower and each Revolving Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

          (c) Drawing and Reimbursement.  The payment by the Issuing Bank of a
              -------------------------
draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance which shall be a Base Rate Advance, in the amount of such draft. The Borrower, the Administrative Agent and each Revolving Lender hereby acknowledges and agrees that Letter of Credit Advances may be made, or deemed made, by the Issuing Bank in respect of any Letter of Credit and to participate in all Letter of Credit Advances made hereunder as provided herein. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Revolving Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Revolving Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available (for the account of its Applicable Lending Office) to the Adminis trative Agent (for the account of the Issuing Bank), by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Revolving Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank; provided that notice
                                                          --------
of such demand is given not later than 11:00 A.M. (Eastern Standard Time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Revolving Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

          (d) Failure to Make Letter of Credit Advances.  The failure of any
              -----------------------------------------
Lender to make any Letter of Credit Advance to be made by it on the date specified in subsection 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

          (e) Issuance of Letters of Credit Advances in Connection with the
              -------------------------------------------------------------
Acquisition Agreement.  Notwithstanding the foregoing, in no event shall the
---------------------
Issuing Bank be obligated to
issue any Letter of Credit in connection with the Acquisition Agreement or the Egerton Consideration Documents other than the Egerton Letters of Credit.

      SECTION 2.04  Repayment of Advances.
                    ---------------------

          (a) Revolving Advances.  The Borrower shall repay to the
              ------------------
Administrative Agent for the ratable account of the Revolving Lenders on the Revolving Termination Date the aggregate outstanding principal amount of the Revolving Advances then outstanding.

          (b) Letter of Credit Advances.  (i)  The Borrower shall repay to the
              -------------------------
Administrative Agent for the account of the Issuing Bank and each other Revolving Lender that has made a Letter of Credit Advance on the earlier of demand and the Revolving Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

          (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

          (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating to any of the foregoing (all of the foregoing being, collectively, the "L/C Related Docu ments");
                   ----------------------

          (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

          (E) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents.

      SECTION 2.05  Termination or Reduction of the Commitments.
                    -------------------------------------------

          (a) Optional.  The Borrower may, upon at least three Business Days'
              --------
notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Unused Revolving Commitments; provided, however, that
                                                     --------  -------
each partial reduction of such Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii) shall be made ratably among the appropriate Lenders in accordance with their Commitments with respect to such Facility.

          (b)  Mandatory.   (i) The Letter of Credit Facility shall be
               ---------
permanently reduced from time to time on the date of each reduction in the Revolving Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Facility after giving effect to such reduction of the Revolving Facility.

          (ii) In the event the Closing Date shall not have occurred by May 15, 1998, then all of the Commitments shall be automatically terminated and this Agreement shall be of no further force or effect.

      SECTION 2.06  Prepayments.
                    -----------

          (a) Optional.  The Borrower may, upon at least one (1) Business Day's
              --------
notice in the case of Base Rate Advances and three (3) Business Days' notice in the case of LIBOR Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances, in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in
                --------  -------
an aggregate principal amount of $500,000 or an integral multiple of $100,000 in excess thereof and (ii) no such prepayment of a LIBOR Rate Advance shall be made other than on the last day of an Interest Period therefor. Each prepayment made pursuant to this subsection 2.06(a) shall be applied to repay the Facilities in the following manner: first, to prepay Revolving Advances then outstanding until
                      -----
such Revolving Advances are paid in full; and second, to prepay Letter of Credit
                                              ------
Advances then outstanding until such Advances are paid in full.

          (b) Mandatory.  (i)  Upon receipt by any Loan Party or any of its
              ---------
Subsidiaries of Net Cash Proceeds from any Asset Disposition, the Borrower shall prepay the then outstanding Advances in an amount equal to one-hundred percent (100%) of such Net Cash Proceeds payable concurrently with consummation of such Asset Disposition; provided that no such prepayment need be made (1) unless the
                   --------
Net Proceeds from any single Asset Disposition or series of related Asset Dispositions exceed $100,000 (in which case a prepayment shall be made in the amount of the entire Asset Disposition) or until the cumulative Net Proceeds from all Asset Dispositions by the Borrower in any particular fiscal year exceed $100,000 (in which case a prepayment shall be made in the amount of the Net Proceeds from the specific Asset Disposition (or portion thereof) causing the limit to be exceeded), except that the terms of this Section shall not be applicable with respect to Asset Dispositions by the Borrower or any Subsidiary if the Net

Proceeds therefrom are reinvested in fixed assets (for use in its business or, with respect to the Borrower, the business of the Subsidiaries) within 180 days of such Asset Disposition, provided that any such Net Proceeds
                                           --------
not so reinvested shall be used to prepay the Advances on the 181st day;

provided, however, that with respect to the Net Proceeds from the Orpington
--------  -------
Sale/Leaseback, the Borrower shall have twenty-four (24) months from the closing of the Orpington Sale/Leaseback to reinvest such Net Proceeds in fixed assets (for use in its business), provided, that, if such Net Proceeds from the
                           --------
Orpington Sale/Leaseback are not so reinvested within such twenty-four (24) month period, any such Net Proceeds not so reinvested shall be used to prepay the Advances on the Business Day immediately succeeding the second anniversary of the closing of the Orpington Sale/Leaseback.

          (ii) Upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from any Equity Issuance, the Borrower shall prepay the then outstanding Advances in an amount equal to one hundred percent (100%) of such Net Cash Proceeds payable concurrently with consummation of such issuance.

          (iii) Upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from the sale or issuance by the Borrower or any of its Subsidiaries of any Debt (other than Debt permitted to be incurred under Section 7.02), the Borrower shall prepay the then outstanding Advances in an amount equal to one hundred percent (100%) of such Net Cash Proceeds payable concurrently with consummation of such sale or issuance.

          (iv) Each prepayment made pursuant to clause (i), (ii), or (iii) shall be applied to prepay the Facilities in the following manner: first, to
                                                                    -----
prepay Revolving Advances then outstanding until such Revolving Advances are paid in full and second, to prepay Letter of Credit Advances then outstanding
                 ------
until such Advances are paid in full.

          (v) The Borrower shall, within fifteen (15) days following the end of each month in each Fiscal Year, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

          (vi) The foregoing notwithstanding, the provisions of this subsection 2.06(b) shall not be construed to permit any Equity Issuance, Debt issuance or Asset Disposition otherwise prohibited under the terms of this Agreement.

      SECTION 2.07  Interest.
                    --------

          (a) Scheduled Interest.  The Borrower shall pay to the Administrative
              ------------------
Agent, for the benefit of the Lenders, interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

              (i) Base Rate Advances. During such periods as such Advance is a
                  ------------------
Base Rate Advance, a rate per annum equal at all times to the sum of (1) the Base Rate in effect from time to time plus (2) the Applicable Margin for such
                                      ----
Advance in effect from time to time, payable in arrears quarterly on the last day of each fiscal quarter during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

              (ii) LIBOR Rate Advances. During such periods as such Advance is a
                   -------------------
LIBOR Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (1) the LIBOR Rate for such Interest Period for such Advance plus (2) the Applicable Margin for such Advance in
                        ----
effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such LIBOR Rate Advance shall be Converted or paid in full.

          (b) Default Interest.  Upon the occurrence and during the continuance
              ----------------
of a Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above, and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

          (c) Notice of Interest Rate.  Promptly after receipt of a Notice of
              -----------------------
Borrowing pursuant to Section 2.02, the Administrative Agent shall give notice to the Borrower and each appropriate Lender of the applicable interest rate determined by the Administrative Agent.

          (d) Limitation on Interest.  All agreements between and among the
              ----------------------
Borrower, any Guarantors, any other Loan Party and the Lenders and/or the Administrative Agent are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to any Lender for the use or the forbearance of the Indebtedness incurred hereunder exceed the maximum permissible under applicable law. As used herein the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which
        --------  -------
results in a higher permissible rate of interest, then this Agreement and the Notes issued hereunder shall be governed by such new law as of its effective date. In this regard it is expressly agreed that it is the intent of the Borrower, the Lenders and the Administrative Agent in execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of New York from time to time in effect. If under any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan

Documents at the time performance of such provision shall be due shall involve transcending the limits of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstance whatsoever the Administrative Agent or any Lender should ever receive as interest any amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Notes issued hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between and among the Borrower, any Guarantors, any other Loan Party, the Administrative Agent and the Lenders.

      SECTION 2.08  Fees.
                    ----

          (a) Commitment Fee.  The Borrower shall pay to the Administrative
              --------------
Agent, for the account of the Lenders, a commitment fee, from the Closing Date in the case of each Lender who shall be a party hereto on the Closing Date, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, until the Revolving Termination Date, payable in arrears quarterly on the last Business Day of each March, June, September, and December, commencing June 30, 1998, and on the Revolving Termination Date, at a rate per annum, equal to one quarter of one percent (1/4%) of the aggregate average daily Unused Revolving Commitments of the Lenders; provided, however, that the Foreign Currency Equivalent of the
             --------  -------
outstanding Foreign Currency Letter of Credit shall be determined as of the Business Day immediately preceding the date of calculation.

          (b) Administrative Agent's Fees.  The Borrower shall pay to the
              ---------------------------
Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent, including, without limitation, the fees specified in that certain letter agreement dated April 29, 1998, between the Borrower and Fleet (as such letter agreement may be amended, supplemented or otherwise modified from time to time, the "Fee Letter") and due under and pursuant to such Fee Letter.

          (c) Letter of Credit Fees.  (i) The Borrower shall pay to the
              ---------------------
Administrative Agent for the account of each Revolving Lender a commission, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing June 30, 1998, and on the Revolving Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate per annum equal to the Applicable Margin then in effect for LIBOR Rate Advances under the Revolving Facility; provided, however, that
                                                      --------  -------
the Foreign Currency Equivalent of the outstanding Foreign Currency Letter of Credit shall be determined as of the Business Day immediately preceding the date of calculation.

              (ii) In addition to the foregoing fees described in (i) above, the Borrower shall pay to the Issuing Bank, for its own account, (x) on the Available Amount of each Letter of Credit, a fronting fee, for the period from the date of issuance of such Letter of Credit to and including the termination thereof, computed at the rate of one quarter of one percent (1/4%) per annum (or, in respect of the Egerton Letters of Credit, a higher rate to the extent otherwise agreed by the Borrower and the Issuing Bank), payable in arrears quarterly on the last Business Day of each March, June, September and December of each year and on the date of termination thereof; provided, however, that the Foreign
                                        --------  -------
Currency Equivalent of the outstanding Foreign Currency Letter of Credit shall be determined as of the Business Day immediately preceding the date of calculation,] and (y) transfer fees and other customary fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

      SECTION 2.09  Conversion of Advances.
                    ----------------------

          (a) Optional.  The Borrower may on any Business Day, upon notice given
              --------
to the Administrative Agent not later than 11:00 A.M. (Eastern Standard Time) on the third (3rd) Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.0 and Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of LIBOR Rate Advances
                   --------  -------
into Base Rate Advances shall be made only on the last day of an Interest Period for such LIBOR Rate Advances, any Conversion of Base Rate Advances into LIBOR Rate Advances shall be in an amount not less than the minimum amount specified in subsection 2.01(a), no Conversion of any Advances shall result in more separate Borrowings than permitted under subsection 2.02(b) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into LIBOR Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          (b) Mandatory.  (i)  On the date on which the aggregate unpaid
              ---------
principal amount of LIBOR Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

              (ii) If the Borrower shall fail to select the duration of any Interest Period for any LIBOR Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the appropriate Lenders, whereupon each such LIBOR Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

              (iii) Upon the occurrence and during the continuance of any Default, (1) each LIBOR Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (2) the obligation of the Lenders to make, or to Convert Advances into, LIBOR Rate Advances shall be suspended.

      SECTION 2.10  Increased Costs, Etc.
                    --------------------

          (a) If, due to either (i) the introduction of or any change in reserve requirements included in the LIBOR Rate Reserve Percentage, or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining or maintaining Letters of Credit or of agreeing to make or of making or maintaining any Letter of Credit or LIBOR Rate or Base Rate Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from (1) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (2) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however,
                                                              --------  -------
that a Lender claiming additional amounts under this subsection 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or reasonably expected to be maintained by any Lender or any corporation controlling such Lender as a result of or based upon the existence of such Lender's commitment to lend or to issue Letters of Credit hereunder or the issuance or maintenance of the Letters of Credit, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error.

          (c) If, with respect to any LIBOR Rate Advances under any Facility, Lenders owed at least 66 2/3% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the LIBOR Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their LIBOR Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the appropriate Lenders, whereupon (i) each such LIBOR Rate Advance under any

Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the appropriate Lenders to make, or to Convert Advances into, LIBOR Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

          (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its LIBOR Lending Office to perform its obligations hereunder to make LIBOR Rate Advances or to continue to fund or maintain LIBOR Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each LIBOR Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the appropriate Lenders to make, or to Convert Advances into, LIBOR Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to
--------  -------
use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different LIBOR Lending Office if the making of such a designation would allow such Lender or its LIBOR Lending Office to continue to perform its obligations to make LIBOR Rate Advances or to continue to find or maintain LIBOR Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

      SECTION 2.11  Payments and Computations.
                    -------------------------

          (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. Eastern Standard Time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 10.07, from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such

Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender, and for application to such principal installments, as the Administrative Agent shall direct.

          (c) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

          (d) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable; provided, that interest on Base Rate Advances shall be
                  --------
computed on the basis of a year of 365 days. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of
             --------  -------
interest on or principal of LIBOR Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

      SECTION 2.12  Taxes.
                    -----

          (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with the provisions of Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, net income taxes that are imposed by the United States and net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender or the Administrative Agent by the state or foreign jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender by the state or foreign jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes").
                                                                        -----
If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").
                                                         -----------

          (c) The Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender or the Administrative Agent, as the case may be, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, except with respect to any Lender or the Administrative Agent, as the case may be, for such a liability arising from such Lender's or the Administrative Agent's, as the case may be, willful misconduct or gross negligence. This indemnification shall be made within thirty (30) days from the date on which such Lender or the Administrative Agent, as the case may be, makes written demand specifying in reasonable detail the basis therefor.

          (d) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 10.02, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a

United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United
                                                                          ------
States" and "United States person" shall have the meanings specified in Section
------       --------------------
7701 of the Internal Revenue Code.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that,
                                                       --------  -------
if at the date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender
                                         --------  -------
become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its LIBOR Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

      SECTION 2.13  Sharing of Payments, Etc.
                    ------------------------

     If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender hereunder or under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder or under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such Participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any
                                          --------  -------
portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (ii) the amount of such other Lender's required repayment to (ii) the total amount of such required repayments to the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

      SECTION 2.14  Use of Proceeds.
                    ---------------

     The proceeds of the Advances and issuances of Letters of Credit shall be available, and the Borrower shall use such proceeds and Letters of Credit solely
(a) to finance the Acquisition, (b) to refinance certain Existing Debt as described on Schedule 4.19, (c) to finance acquisitions permitted under Section
             -------------
7.04, (d) to repay in full the Egerton GRP Debt and (e) for other working capital and general corporate purposes.

      SECTION 2.15  Defaulting Lenders.
                    ------------------

          (a) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be a Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be LIBOR Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (i) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (ii) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

          (b) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents, payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lenders and, if the amount of such payment made by the

Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lenders, in the following order of priority:

             first, to the Administrative Agent for any Defaulted Amount then
             -----
owing to the Administrative Agent; and

             second, to the Lenders for any Defaulted Amounts then owing to such
             ------
Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

          (c) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Fleet, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Fleet's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

             first, to the Administrative Agent for any amount then due and
             -----
payable by such Defaulting Lender to the Administrative Agent hereunder;

             second, to the Lenders for any amount then due and payable by such
             ------
Defaulting Lender to such Lenders hereunder, ratably in accordance with such respective amounts then due and payable to such Lenders; and
             third, to the Borrower for any Advance then required to be made by
             -----
such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender shall be distributed by the Administrative Agent to such Lender and applied by such Lender to the Obligations owing to such Lender at such time under this Agreement and the other Loan Documents in such manner as the Administrative Agent shall reasonably direct.

          (d) The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

      SECTION 2.16  Domicile of Loans.
                    -----------------

     Each Lender may transfer and carry its Loans at, to or for the account of any office, subsidiary or affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 2.16 would, at the time of such transfer, result in increased costs under Section 2.10 or 2.12 hereof from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer.)

                                  ARTICLE III

                             CONDITIONS OF LENDING

      SECTION 3.01.  Conditions Precedent to Initial Extension of Credit.
                     ---------------------------------------------------

     The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of each of the following conditions precedent before or concurrently with the Initial Extension of Credit:

          (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent and the Lenders, and in sufficient copies (except for the Notes), for each
Lender:

              (i) The Notes payable to the order of the Lenders.

              (ii) One or more pledge agreements in form and substance satisfactory to the Administrative Agent (as hereafter amended, supplemented or otherwise modified from time to time, together with each other pledge agreement relating to securities delivered pursuant to Section 6.13, in each case individually and collectively, the "Pledge Agreement") pursuant to which not less than 65% of the issued and outstanding capital stock of each of the Borrower's Foreign Subsidiaries shall be pledged to the Administrative Agent as security for the Obligations, together with the certificates representing all shares pledged thereunder and undated stock powers executed in blank with respect thereto.

              (iii) A security agreement in form and substance satisfactory to the Administrative Agent (as hereafter amended, supplemented or otherwise modified from time to time, together with each other security agreement delivered pursuant to Section 6.13, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, each a "Security Agreement") granting to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in all of the personal property and assets of the Borrower and its Domestic Subsidiaries (to the extent required by the Administrative Agent) and all proceeds thereof, whether now or hereafter arising or existing, and wherever located duly executed by the Borrower, together with:

                   (1) acknowledgment copies or stamped receipt copies of proper financing statements, duly filed before the day of the Initial Extension of Credit under the Uniform Commercial Code in all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement;

                   (2) completed requests for information, dated on or before the date of the Initial Extension of Credit, listing all other effective financing statements filed in the jurisdictions referred to in clause (1) above that name the Borrower, or any other Loan Party as debtor, together with copies of such other financing statements;

                   (3) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby;

                    (4) evidence of the insurance required by the terms of the Security Agreement;

                    (5) copies of the Assigned Agreements, if any, referred to in the Security Agreement;

                    (6) an original executed promissory note issued by Egerton Holdings payable to the order of the Borrower representing amounts advanced by the Borrower to repay the Egerton GRP Debt and duly endorsed to the order of the Administrative Agent by the Borrower (the "Egerton Intercompany Debt" (except
                                           -------------------------
that no such note shall be required if the Borrower makes a capital contribution rather than an advance to Egerton Holdings in respect of the foregoing and such promissory note shall not be required to be delivered until the date of advance by the Borrower of such amounts); and

                    (7) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken.

             (iv) (A) Fully executed counterparts of Mortgages duly executed by the applicable Loan Party, together with evidence that counterparts of the Mortgages have been delivered to a title insurance company (reasonably acceptable to the Lenders) insuring the Lien of the Mortgages for recording in all places to the extent necessary or desirable, in the reasonable judgment of the Lenders, to create a valid and enforceable first priority lien on each Mortgaged Property (subject only to Permitted Real Property Encumbrances) in favor of Administrative Agent (or a trustee acting on behalf of Administrative Agent required or desired under local law) for the benefit of the Secured Parties;

                    (B) Mortgagee title insurance policies (or binding commitments to issue such title insurance policies) which shall (1) be issued to Administrative Agent for the benefit of the Secured Parties by title insurance companies reasonably satisfactory to the Lenders (the "Mortgage Policies") in
                                                       -----------------
amounts reasonably satisfactory to the Lenders insuring that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects, encumbrances and other Liens except Permitted Real Property Encumbrances, (2) be in form and substance reasonably satisfactory to the Lenders, (3) include, as appropriate, an endorsement for future advances under this Agreement, the Notes and the Mortgages and such other endorsements that the Lenders in their discretion may reasonably request, (4) not include an exception for mechanics' liens, and (5) provide for affirmative insurance and such reinsurance (including direct access agreements) as the Lenders in their discretion may reasonably request;

          (C) Surveys, in form and substance satisfactory to the Lenders, of each Mortgaged Property listed on Schedule 4.01, dated a recent date reasonably
                                  -------------
acceptable to the Lenders, certified by a licensed professional surveyor in a manner satisfactory to the Lenders for the benefit of the Lenders; and

          (D) Real estate appraisals, in form and substance satisfactory to the Lenders of each of the Mortgaged Properties, dated a recent date acceptable to Administrative Agent, which appraisals shall comply with all applicable law, including the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, rule, regulation, guideline or order and which appraisals shall be certified by the appraiser as complying with all such applicable law.

          (v) An intellectual property security agreement in form and substance satisfactory to the Administrative Agent granting to the Administrative Agent for the ratable benefit of the Lenders a first and only priority security interest in all of each Borrower's and each of its Domestic Subsidiaries' intellectual property (together with each other intellectual property security agreement delivered pursuant to Section 6.13, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, each an "Intellectual Property Security Agreement"), duly executed by
                -----------------------------------------
the Borrower and each such Domestic Subsidiary, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first and only priority liens and security interests created under the Intellectual Property Security Agreement has been taken.

          (vi) One or more guaranties in form and substance satisfactory to the Administrative Agent (as hereafter amended, supplemented or otherwise modified from time to time individually and collectively, the "Guaranty"), duly
                                                               --------
executed by each Domestic Subsidiary of the Borrower in existence on the Closing Date, except to the extent otherwise agreed to by the Administrative Agent.

          (vii) Certified copies of resolutions of the Board of Directors of the Borrower and each other Loan Party approving the Acquisition, this Agreement, the Notes, and each other Loan Document and Acquisition Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Acquisition, this Agreement, the Notes, and each other Loan Document and Acquisition Document.

          (viii)  A copy of the charter of the Borrower and each other
Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the Initial Extension of Credit) by the Secretary of State of the jurisdiction of its incorporation as being a true and correct copy thereof.

          (ix) A copy of a certificate of the Secretary of State of the jurisdiction of its incorporation, dated within five (5) Business Days prior to the date of the Initial Extension of Credit, listing the charter of the Borrower and each other Loan Party and each amendment thereto on file in its office and certifying that (1) such amendments are the only amendments to the Borrower's or such other Loan Party's charter on file in its office, (2) the Borrower and each other Loan Party have paid all franchise taxes to the date of such certificate and (3) the Borrower and each other Loan Party are duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

          (x) A copy of a certificate of the Secretary of State of each State listed on Schedule 3.01(a)(x), dated reasonably near the date of the Initial
          -------------------
Extension of Credit, stating that the Borrower and each other Loan Party are duly qualified and in good standing as foreign corporations in such State and have filed all annual reports required to be filed to the date of such certificate.

          (xi) A certificate of the Borrower and each other Loan Party signed on behalf of the Borrower or such other Loan Party, as the case may be, by a Responsible Officer and the Secretary or an Assistant Secretary of the Borrower or such other Loan Party, as the case may be, dated the date of the Initial Extension of Credit (the statements made in such certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (1) the absence of any amendments to the charter of the Borrower or such other Loan Party since the date of the Secretary of State's certificate referred to above,
(2) a true and correct copy of the bylaws of the Borrower and each other Loan Party as in effect on the date of the Initial Extension of Credit, (3) the due incorporation and good standing of the Borrower and each other Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of the Borrower or any other Loan Party, (4) the truth of the representations and warranties contained in any Pre-Commitment Information, the Loan Documents and the Acquisition Documents as though made on and as of the date of the Initial Extension of Credit, (5) the satisfaction of the conditions precedent required of the Borrower and its Subsidiaries as set forth in this Section 3.01, and (6) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

          (xii) A certificate of the Secretary or an Assistant Secretary of the Borrower and each other Loan Party certifying the names and true signatures of the officers of the Borrower and each other Loan Party authorized to sign this Agreement, the Notes, each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

          (xiii)  A Notice of Borrowing.

          (b) The Lenders shall have completed a due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lenders; the Borrower and each of the other Loan Parties shall have given the Administrative Agent such access to their respective books and records as the Administrative Agent may have requested in order to carry out its investigations, appraisals and analyses; and the Lenders shall have received all additional financial, business and other information regarding the Borrower and its Subsidiaries and proper ties as they shall have reasonably requested; and all of the information provided by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent and the Lenders prior to their commitment in respect of the Facilities (the "Pre-Commitment Information")
                                                    --------------------------
shall be true and correct in all material respects, and no development or change shall have occurred, and no additional information shall have come to the attention of the Administrative Agent or the Lenders, that (I) has resulted in or could reasonably be expected to result in a material change in, or material deviation from, the Pre-Commitment Information or (ii) has had or could reasonably be expected to have a Material Adverse Effect.

          (c) The Administrative Agent and the Lenders shall have received and reviewed copies of all of the Acquisition Documents, each of which shall be certified as true and correct by an officer of the Borrower and shall be in full force and effect, and the Administrative Agent and the Lenders shall be satisfied with the final terms and conditions thereof, and the Acquisition shall be consummated (concurrently with the Initial Extension of Credit) pursuant to the terms and conditions of the Acquisition Documents (and none of the material terms or conditions of the Acquisition shall have been waived or modified except with the consent of the Administrative Agent and the Required Lenders) and in compliance with all applicable laws and with all necessary consents and approvals, and the final term and conditions of the Acquisition and the resulting corporate structure of the Borrower and its Subsidiaries following the Acquisition shall be satisfactory in all respects to the Administrative Agent and the Lenders.

          (d) The Borrower shall have delivered to the Administrative Agent certified copies of each (i) employment agreement and other compensation arrangement with each executive officer of each Loan Party, each of which shall be satisfactory to the Administrative Agent and the Lenders in form and substance and the Borrower shall have entered into satisfactory management and/or employment contracts with such key executives as the Administrative Agent shall have designated, and (ii) Material Contract which the Administrative Agent shall have requested.

          (e) The Initial Lenders shall be satisfied with the results of any field audit of the Borrower and its Subsidiaries.

          (f) The Administrative Agent and the Lenders shall have received and reviewed with respect to the Borrower and its Subsidiaries and with respect to Egerton and its Subsidiaries, (i) audited annual financial statements dated December 31, 1997 and December 31, 1996, and (ii) the Pro Forma Financials as of the Closing Date after giving effect to the Acquisition, together with 3-year projections including balance sheets, and statements of income and cash flow, prepared by Borrower's management, all in form and substance reasonably satisfactory to the Lenders.

          (g) There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the

Borrower and its Subsidiaries, taken as a whole, or Egerton and its Subsidiaries, taken as a whole since December 31, 1997.

          (h) All governmental and third party consents and approvals necessary in connection with each aspect of the Acquisition and the Facilities shall have been obtained (without the imposition of any conditions that are not acceptable to the Initial Lenders) and shall remain in effect; all applicable waiting periods shall have expired without any adverse action being taken by any competent authority; and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon any aspect of the Acquisition or the Facilities; and the operations of the Borrower and its Subsidiaries shall comply in all material respects with all applicable Federal, state and local law.

          (i) The Borrower shall have demonstrated to the Administrative Agent's satisfaction that (i) the operations of the Borrower and its Subsidiaries and Egerton and its Subsidiaries comply in all material respects with applicable Environmental Laws and health and safety statutes and regulations, including, without limitation (as to the foregoing entities to which they may be applicable), regulations promulgated under the Federal Resource Conservation and Recovery Act; (ii) such operations are not the subject of any Environmental Actions requiring an expenditure which could have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole, or on Egerton and its Subsidiaries, taken as a whole, to respond to such Environmental Actions; (iii) neither the Borrower nor any other Loan Party has or could reasonably be expected to have any contingent liability which could have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole, or on Egerton and its Subsidiaries, taken as a whole, in connection with any Environmental Action; and (iv) the Borrower has completed such environmental audits and investigations as the Administrative Agent may have requested with respect to the operations of the Borrower and its Subsidiaries or on Egerton and its Subsidiaries, taken as a whole, and such audits and investigations have not uncovered any condition or conditions not disclosed in the Pre-Commitment Information which could be reasonably expected to have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.

          (j)  Other than the litigation described in Schedule 4.09 (the
                                                      -------------
"Disclosed Litigation"), there shall exist no action, suit, investigation,
---------------------
litigation or proceeding pending or threatened in any court or before any arbitrator or governmental or regulatory agency or authority that (i) could reasonably be expected to (1) have a material adverse effect on the business, condition (financial or otherwise), operations, performance, or properties of the Borrower and its Subsidiaries, taken as a whole, or Egerton and its Subsidiaries, taken as a whole, (2) adversely affect the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents or
(3) adversely affect the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents or (ii) purports to adversely affect any aspect of the Facilities or any transaction contemplated hereby including, but not limited to the Acquisition (collectively, a "Material Adverse Effect"); and
                                            ---------------------------
there shall have been no material adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries or Egerton and its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.09.
                                                                -------------

          (k) The Lenders shall be satisfied that (i) the Borrower and its Subsidiaries will be able to meet their respective obligations under all employee and retiree welfare plans, (ii) the employee benefit plans of the Borrower and its Subsidiaries are, in all material respects, funded in accordance with the minimum statutory requirements, (iii) no material "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and
(iv) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in a material liability.

          (l) The Lenders shall be satisfied with the amount, types and terms and conditions of all insurance maintained by or, after giving effect to the consummation of the Acquisition to be maintained by, the Borrower and its Subsidiaries.

          (m) The Lenders shall have received satisfactory opinions of counsel for the Borrower, the Guarantors and any other Subsidiary and of local and special counsel to the extent requested by the Administrative Agent, as to the transactions (including the Acquisition) contemplated hereby.

          (n) The Lenders shall be satisfied that all Existing Debt, other than Debt identified on Schedule 4.19 as surviving the Closing Date (the
                        -------------
"Surviving Debt"), has been (or concurrently herewith will be) prepaid, redeemed
---------------
or defeased in full or otherwise satisfied and extinguished and all such Surviving Debt shall be on terms and conditions satisfactory to the Lenders.

          (o) There shall exist no Default or Event of Default under any of the Loan Documents, and all legal matters incident to the Initial Extension of Credit shall be satisfactory to counsel for the Administrative Agent.

          (p) All accrued fees and expenses of the Administrative Agent (including $6,850 in travel expenses of the Administrative Agent incurred prior to the date hereof) and the Lenders (including the reasonable fees and expenses of counsel for the Administrative Agent and local counsel for the Administrative Agent) shall have been paid.

          (q) All Advances made under this Agreement shall be in full compliance with all applicable requirements of law, including, without limitation, Regulations G, T, U, and X.

          (r) If requested by the Administrative Agent, the Administrative Agent shall have received duly executed and delivered counterparts of landlord waivers from all landlords and leasehold mortgage holders with respect to any Collateral located at a location that is not owned by the Borrower, as deemed necessary or desirable in the Administrative Agent's sole discretion, to preserve or otherwise protect the Administrative Agent's rights in such Collateral.

          (s) The Administrative Agent shall have received copies of all of the Egerton Consideration Documents, each of which shall be certified as true and correct by an officer of the Borrower and shall be in full force and effect, and the Administrative Agent shall be satisfied with the terms and conditions thereof.

          (t) The Administrative Agent shall have received an original of a post-closing agreement (the "Post-Closing Agreement") duly executed by the Borrower and the Administrative Agent for the benefit of the Lenders in form and substance satisfactory to the Administrative Agent.

          (u) The Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request, and all legal matters incident to such Borrowing shall be satisfactory to counsel for the Administrative Agent.

      SECTION 3.02.  Conditions Precedent to Each Borrowing and Issuance.
                     ---------------------------------------------------

     The obligation of each Lender to make any Advance after the Initial Extension of Credit (other than a Letter of Credit Advance made by the Issuing Bank or a Revolving Lender pursuant to Section 2.03(c)) and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance thereof) or renew a Letter of Credit and the right of the Borrower to request the issuance or renewal of a Letter of Credit, shall each be subject to the further conditions precedent that on the date of each such Borrowing or issuance or renewal:

          (a) Each of the conditions precedent listed in Section 3.01 shall have been satisfied or waived in accordance with this Agreement.

          (b) The following statements shall be true and the Administrative Agent shall have received a certificate signed by a duly authorized officer of the Borrower, dated the date of such Borrowing or issuance or renewal, stating that (and the giving of the applicable Notice of Borrowing, or Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of a Borrowing or of a Letter of Credit or the renewal of a Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

          (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date;

          (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom, that consti tutes a Default; and

          (iii) for each Revolving Advance or issuance or renewal of any Letter of Credit, the aggregate principal amount of the Revolving Advances plus Letter
                                                                    ----
of Credit Advances plus the aggregate Available Amount of all Letters of Credit
                   ----
then outstanding after
giving effect to such Advance or issuance or renewal do not exceed the aggregate Letter of Credit Facility and Revolving Facility taken together.

          (c) If the Egerton Letters of Credit are to be issued, (i) the Administrative Agent shall have received copies of the executed Egerton Letters of Credit in form and substance satisfactory to the Administrative Agent and
(ii) Fleet and the Borrower shall have entered into such documents as may be required by Fleet, all in form and substance satisfactory to the Administrative Agent.

          (d) The Administrative Agent shall have received such other approvals, opinions or documents as any appropriate Lender through the Administrative Agent may reasonably request, and all legal matters incident to such Borrowing or issuance of such Letter of Credit shall be satisfactory to counsel for the Administrative Agent.


     SECTION 3.03. Determinations Under Section 3.01.
                   ---------------------------------

          For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received written notice from such Lender prior to the Initial Extension of Credit specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     The Borrower hereby makes the following representations and warranties to the Lenders and the Administrative Agent in each case immediately before and after giving effect to the transactions contemplated by the Acquisition
Agreement:

      SECTION 4.01.  Corporate Existence.
                     -------------------

     Each Loan Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect and (c) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

      SECTION 4.02.  Organization and Subsidiaries.
                     -----------------------------

     Set forth on Schedule 4.02 hereto is a complete and accurate list of the
                  -------------
Borrower and all Subsidiaries of each Loan Party, showing as of the date hereof (and updated on a quarterly basis to reflect changes permitted under this Agreement) the jurisdiction of its incorporation or formation, the number of shares of each class of capital stock or other equity interests authorized, and the number outstanding, and as to each of them that is a legal entity other than a corporation (but not a natural person), and the owners of such equity interests (including the identity of any partner thereof as a general or limited partner), in each case after giving effect to the Acquisition and the percentage of the outstanding shares or other interests of each such class owned (directly or indirectly) by such Loan Party and the number of shares or other interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights after giving effect to the Acquisition. All of the outstanding capital stock or other interests of all of the Borrower and each of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents. The Borrower and each such Subsidiary (a) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) is duly qualified and in good standing as a foreign corporation or partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power (corporate or otherwise) and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

      SECTION 4.03  Corporate Power, Authorization.
                    ------------------------------

     The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each Acquisition Document to which it is or is to be a party, and the consummation of the Acquisition and the other transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not
(a) contravene such Loan Party's charter or bylaws, (b) violate any law (including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (c) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument or agreement binding on or affecting any Loan Party any of their respective properties or (d) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument or agreement, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

      SECTION 4.04  Governmental Authorizations, Approvals.
                    --------------------------------------

     No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (a) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes or any other Loan Document or any Acquisition Document to which it is or is to be a party, or for the consummation of the Acquisition or the other transactions contemplated hereby, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.04, all of which have been duly obtained,
                      -------------
taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Acquisition and the other transactions contemplated hereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Acquisition, the transactions contemplated hereby or the rights of the Loan Parties freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

      SECTION 4.05  Enforceable Obligations.
                    -----------------------

     This Agreement and each Acquisition Document has been, and each of the Notes and each other Loan Document has been or when delivered hereunder will have been, duly executed and delivered by each Loan party thereto. This Agreement and each Acquisition Document is, and each of the Notes and each other Loan Document has been or when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms.

      SECTION 4.06  Financial Statements.
                    --------------------

     The Consolidated balance sheets of the Borrower and its Subsidiaries and each other entity to which it relates as at December 31, 1997, and the related Consolidated statements of income and Consolidated statements of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by (in the case of such Consolidated financial statements) an opinion of Grant Thornton LLP, independent public accountants, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP applied on a consistent basis. Since December 31, 1997, there has been no material adverse change in
(a) the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party and its Subsidiaries (taken as a whole), (b) the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents or (c) any material aspect of the Acquisition.

      SECTION 4.07  Pro Forma.
                    ---------

     The Consolidated Pro Forma Financials of the Borrower and its Subsidiaries as at the Closing Date (including the related Consolidated pro forma statement of income and cash flows of the Borrower and its Subsidiaries for the period then ended), certified by the chief financial officer of the Borrower fairly present the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date, in each case after giving effect to the Acquisition and the other transactions contemplated hereby, all in accordance with GAAP.

      SECTION 4.08  Accurate Information.  None of the Pre-Commitment
                    --------------------
Information or any information, exhibit or report furnished by any Loan Party to the Administrative Agent or any Lender in connection with the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

      SECTION 4.09  No Litigation.  Other than the Disclosed Litigation, there
                    -------------
is no action, suit, investigation, litigation or proceeding affecting the Borrower or any other Loan Party or to the best of the Borrower's knowledge, any professional officer, director, employee or contractor (insofar as related to any services rendered in respect of the Borrower or any of its Subsidiaries by any such officer, director, employee or contractor) of any of the foregoing including, without limitation, any Regulatory Agency or Environmental Action, pending or threatened before any court, governmental bureau, authority or agency or arbitrator involving in the case of any court, bureau or agency proceeding, a claim in excess of $250,000 or which could reasonably be expected to have a Material Adverse Effect, and there has been no material adverse change in the status, or financial effect on any Loan Party of the Disclosed Litigation from that described on Schedule 4.09 nor, to the best of the Borrower's knowledge, is
                  -------------
there any reasonable basis for the institution of any such action or proceeding that is probable of assertion, nor are there any such actions or proceedings in which the Borrower or any other Loan Party is a plaintiff or complainant.

      SECTION 4.10  Regulation U.
                    ------------

      Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as such term is used in Regulation U.

      SECTION 4.11  ERISA.
                    -----

      (a) Except as set forth on Schedule 4.11 hereto, none of the Borrower, or
                                 -------------
any of its ERISA Affiliates maintains or has maintained any Plans or Multiemployer Plans. Set forth on Schedule 4.11 is a complete and accurate list
                                   -------------
of all Welfare Plans and all defined contribution plans in respect of which any Loan Party could have liability.

     (b) Except as set forth in the financial statements referred to in Section
4.06 herein and in Sections 5.03 and 5.04 none of the Borrower or any of the other Loan Parties has any material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

      SECTION 4.12  Material Adverse Effect.
                    -----------------------

     Neither the business nor the properties of any Loan Party are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

      SECTION 4.13  Environmental Matters.
                    ---------------------

          (a) The operations and properties of each Loan Party comply in all known material respects with all applicable Environmental Laws and Environmental Permits, all known past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could reasonably be expected to (i) form the basis of an Environmental Action against any Loan Party or any of their properties that could reasonably be expected to have a Material Adverse Effect or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (b) Except as disclosed in the environmental assessment reports listed on Schedule 4.13 hereto and except for disclosures which would not either
   -------------
individually or in the aggregate be material to the Borrower or any other Loan Party, (i) none of the properties currently or formerly owned or operated by any Loan Party is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and, to the best of its knowledge, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or, to the best of its knowledge, have been treated, stored or disposed on any property currently owned or operated by any Loan Party or on any property formerly owned or operated by any Loan Party; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently owned or operated by any Loan Party, or any property formerly owned or operated by any Loan Party.

          (c) Except as disclosed in the environmental assessment reports listed on Schedule 4.13, no Loan Party is undertaking, and has not completed, either
   -------------
individually or together with other potentially responsible parties, any investigation or assessment or Remedial, Response or Removal action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated by any Loan Party or any property formerly owned or operated by any Loan Party have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party.

      SECTION 4.14  Restrictive Agreements
                    ----------------------

      Except as set forth on Schedule 4.14, no Loan Party is a party to any
                             -------------
indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect.

      SECTION 4.15  Liens and Security Interests.
                    -----------------------------

     The Collateral Documents create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a valid and perfected first priority security interest in the Collateral (which Collateral securing the payment of the Obligations, and all filings and other actions necessary or reasonably desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or expressly permitted under the Loan Documents.

      SECTION 4.16  Taxes.
                    -----

          (a) Each Loan Party has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

          (b) Set forth on Schedule 4.16 is a complete and accurate list of each
                           -------------
taxable year of each Loan Party for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").
     ---------

          (c) There is no unpaid amount of adjustments to the Federal income tax liability of each Loan Party proposed by the Internal Revenue Service with respect to Open Years. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (d) There is no unpaid amount of adjustments to the state, local and foreign tax liability of each Loan Party proposed by any state, local or foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns). No issues have been raised by such taxing authorities that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (e) Except to the extent effected by the consummation of the Acquisition, no "ownership change" as defined in Section 382(g) of the Internal Revenue Code, and no event that would result in the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the Federal income tax consolidated return regulations, has occurred with respect to any Loan Party.

      SECTION 4.17  Compliance with Securities Laws.
                    -------------------------------

     No Loan Party is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the Acquisition or the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder or any takeover, disclosure or other federal, state or foreign securities law or Regulations G, T, U or X of the Federal Reserve Board. The Borrower is not subject to regulation under any federal, state or foreign statute or regulation which limits its ability to incur Indebtedness.

      SECTION 4.18  Solvency.
                    --------

      Each Loan Party is, individually and together with its Subsidiaries, Solvent.

      SECTION 4.19  Debt
                    ----

     Set forth on Schedule 4.19 is a complete and accurate list of all Debt of
                  -------------
the Borrower (the "Existing Debt") the principal amount of which is greater than
                   -------------
$250,000, showing as of the date hereof the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

      SECTION 4.20   No Defaults, Compliance With Laws.
                     ---------------------------------

          (a) Except as set forth on Schedule 4.20 hereto, neither the Borrower
                                     -------------
nor any other Loan Party is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agree ment or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default could have a Material Adverse Effect.

          (b) The Borrower, each other Loan Party and each professional officer, director, employee or contractor of any of the foregoing (in so far as related to services provided in respect of the Borrower or any Subsidiary by any such officer, director, employee or contractor) has complied and is in compliance in all respects with all applicable laws, rules, ordinances, regulations, resolutions, orders, writs, decrees and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, including, without limitation, any Regulatory Agency and all applicable provisions of the Americans with Disabilities Act (42 U.S.C. (S)12101-12213) and the regulations issued thereunder and all applicable Environmental Laws and Regulations, non-compliance with which could have a Material Adverse Effect.

      SECTION 4.21  Owned Real Property.
                    -------------------

     Set forth on Schedule 4.21 is a complete and accurate list of all real
                  --------------
property owned by any Loan Party showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Such Loan Party has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Permitted Real Property Encumbrances. The Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Mortgaged Property (and will create a valid and enforceable perfected security interest in and Lien on all fixtures and improvements related to such Mortgaged Property and affixed or added thereto on or after the Closing Date) in favor of the Administrative Agent (or such other trustees that may be named therein) for the benefit of the Secured Parties, superior to and prior to the rights of all third Persons (except that the security interest created in the Mortgaged Property may be subject to the Permitted Real Property Encumbrances related thereto) and subject to no other Liens (other than Permitted Real Property Encumbrances).

      SECTION 4.22  Leased Real Property.
                    --------------------

      Set forth on Schedule 4.22 is a complete and accurate list of all leases
                   -------------
of real property under which any Loan Party is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. To the best knowledge of each Loan Party, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

     SECTION 4.23  Material Contracts.
                   ------------------

     Set forth on Schedule 4.23 is a complete and accurate list of all Material
                  -------------
Contracts of each Loan Party showing as of the date hereof the parties, subject matter and term thereof. Except as could not reasonably be expected to have a Material Adverse Effect, each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms. There exists no material default under any Material Contract by the Borrower or any of its Subsidiaries party thereto and, to the best knowledge of each Loan Party, there exists no default under any Material Contract by any other party thereto.

      SECTION 4.24  Investments.
                    -----------

     Set forth on Schedule 4.24 is a complete and accurate list of all
                  -------------
Investments in excess of $500,000 held by any Loan Party showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

      SECTION 4.25  Intellectual Property.
                    ---------------------

     Set forth on Schedule 4.25 is a complete and accurate list of all patents,
                  -------------
trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date. Each Loan Party owns or has rights to use all patents, trademarks, trade names, service marks, copyrights and other intellectual property necessary to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each Loan Party conducts its business and affairs without infringement of or interference with any patent, trademark, trade name, service mark, copyright or other intellectual property of any other Person.

      SECTION 4.26  Acquisition Documents
                    ---------------------

          (a) Each Acquisition Document to which the Borrower or any of its Subsidiaries is a party has been duly executed and delivered by the Borrower or such Subsidiary, as the case may be, and, to the best knowledge of the Borrower, each Acquisition Document has been duly executed and delivered by the parties thereto other than the Borrower and its Subsidiaries and is in full force and effect. The representations and warranties of the Borrower and each of its Subsidiaries contained in each Acquisition Document to which the Borrower or such Subsidiary, as the case may be, is a party are true and correct in all material respects on the date hereof and will be true and correct in all material respects on the Closing Date and the Acquisition Date, as if made on each of such dates, and the Administrative Agent and each Lender shall be entitled to rely upon such representations and warranties with the same force and effect as if they were incorporated in this Agreement and made to the Administrative Agent and each Lender directly as of the date hereof and the Closing Date.

          (b) True and correct copies of each of the Acquisition Documents have been delivered to the Administrative Agent, and as of the Closing Date, the Acquisition shall have been consummated in accordance therewith, and no party thereto shall have waived any material term or condition contained therein. Effective upon consummation of the Acquisition, the Borrower shall have acquired good, legal and marketable title to all of the issued and outstanding shares of capital stock of A.C. Egerton (Holdings) plc.

      SECTION 4.27  Fees.
                    ----

     No broker's or finder's fees or commissions or any similar fees or commissions will be payable by the Borrower or any Subsidiary with respect to the incurrence and maintenance of the Obligations, any other transaction contemplated by the Loan Documents or the Acquisition Documents or any services rendered in connection with any such transactions. The Borrower hereby covenants and agrees to indemnify the Administrative Agent and each Lender against and hold the Administrative Agent and each Lender harmless from any claim, demand or liability for broker's or finder's fees or similar fees or commissions incurred or alleged to have been incurred in connection with any of the transactions contemplated hereby or by the Acquisition Documents.

      SECTION 4.28   Government Consents for Conduct of Business.
                     -------------------------------------------

          (a) Except as set forth on Schedule 4.04, each Loan Party has, and is
                                     -------------
in good standing with respect to, all approvals, permits, licenses, consents, authorizations, franchises, certificates, and inspections of all Regulatory Agencies and are otherwise necessary for a Loan Party to continue to conduct business and own, use, operate, and maintain its property and assets as heretofore conducted, owned, used, operated, and maintained which, if not obtained (whether directly or by lawful and effective assignment) or not maintained in good standing, would have a Material Adverse Effect. No such approval, permit, license, consent, authorization, franchise, or certificate is conditioned or limited any more so than as is generally the case with respect to Persons engaged in the same or similar lines of business. Each such approval, permit, license, consent, authorization, franchise, or certificate was duly and validly granted or issued, is in full force and effect, and neither has been, nor has been threatened to be, amended, modified, suspended, rescinded, revoked, forfeited, or assigned. Further, no condition(s) exist(s) or event(s) has
(have) occurred that, with the giving of notice or lapse of time or both, could result in the amendment, modification, suspension, rescission, revocation, forfeiture, or non-renewal of any such approval, permit, license, consent, authorization, franchise, or certificate.

      SECTION 4.29  Assets of Borrower.
                    ------------------

     On the date of this Agreement, the assets (excluding intercompany receivables) shown in the unaudited financial statements for the fiscal quarter ended March 31, 1998, which are assets (excluding intercompany receivables) of the Borrower itself on an unconsolidated basis are at least $44,594,564.00.

                                   ARTICLE V

                             REPORTING REQUIREMENTS

          While any of the Commitments is outstanding, and, in the event any Advance remains outstanding, so long as the Borrower or any other Loan Party is indebted to the Lenders or the Administrative Agent under any of the Loan Documents, any Letter of Credit is outstanding and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall furnish to the Administrative Agent and Lenders:

      SECTION 5.01  Default Notice.
                    --------------

     As soon as possible and in any event within two (2) Business Days after obtaining knowledge of the occurrence of any Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect, a statement of the chief financial officer of the Borrower setting forth details of such Default or event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

      SECTION 5.02  Annual Financials.
                    -----------------

     As soon as available and in any event within ninety (90) days after the end of each Fiscal Year:

          (a) a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries, for such Fiscal Year, in each case setting forth in comparative form the corresponding figures for the prior Fiscal Year and the corresponding figures from the budget for such Fiscal Year and in each case accompanied by an opinion acceptable to the Administrative Agent of Grant Thornton LLP or other independent certified public accountants of recognized national standing acceptable to the Administrative Agent, together with (i) a letter of such accounting firm to the Administrative Agent and Lenders stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 6.18, provided, that in the event of any change in GAAP
                           ---------
used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 6.18, a statement of reconciliation conforming such financial statements to GAAP and (c) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if a

Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto; and

          (b) a copy of the consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of such Fiscal Year and consolidating statements of income and consolidating statements of cash flows of the Borrower and its Subsidiaries, for such Fiscal Year, each certified as being true and correct by the chief financial officer of the Borrower.

      SECTION 5.03  Quarterly Financials.
                    --------------------

     As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each Fiscal Year:

          (a) a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter; and

          (b) a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year and the corresponding figures from the budgets for such period and for the Fiscal Year which includes such period, all of the foregoing to be in reasonable detail and duly certified by the chief financial officer of the Borrower as having been prepared in accordance with GAAP (subject to normal year-end audit adjustments), together with (i) a Compliance Certificate of said officer stating, inter alia, that no Default has
                                                ----- ----
occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the financial covenants contained in
Section 6.18, provided, that (subject to the provisions of Section 1.03 hereof)
              ---------
in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 6.18, a statement of reconciliation conforming such financial statements to GAAP, and (iii) a schedule in form satisfactory to the Administrative Agent listing the Investments and amount and form of invested equity capital of the Borrower and its Subsidiaries in each Subsidiary of the Borrower or of any Subsidiary; provided, further, that to the extent that
                               --------  -------
comparable information is set forth in the Borrower's quarterly report on Form 10-Q filed with the Securities and Exchange Commission for each such quarter, delivery to the Administrative Agent and the Lenders of such 10-Q within the time period specified above shall be acceptable for purposes of this Section 5.03.

     SECTION 5.04   Intentionally omitted.

      SECTION 5.05  Annual Budgets.
                    --------------

     As soon as available and in any event no later than forty-five (45) days after the end of each Fiscal Year, an annual operating budget prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, including projected consolidated and consolidating balance sheets, income statements and cash flow statements on a quarterly basis for the Fiscal Year following such Fiscal Year then ended.

      SECTION 5.06  ERISA Events and ERISA Reports.
                    ------------------------------

          (a) Promptly and in any event within twenty (20) days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (b) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

      SECTION 5.07  Plan Terminations.
                    -----------------

     Promptly and in any event within five (5) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan or correspondence from the PBGC indicating it is considering termination of any Plan.

      SECTION 5.08  Actuarial Reports
                    -----------------

     Promptly upon receipt thereof by any Loan Party or any ERISA Affiliate, a copy of the annual actuarial valuation report for each Plan the funded current liability percentage (as defined in Section 302(d)(8)(B) of ERISA) of which is less than 90% or the unfunded current liability (as defined in Section 302(d)(8)(A) of ERISA) of which exceeds $500,000. The present value of benefit liabilities as of the latest actuarial valuation date for such Plan (but not prior to 12 months prior to the date hereof), determined on the basis of a shut down of the company in accordance with actuarial assumptions used by the PBGC in single-employer plan terminations, shall not exceed the market value of assets exclusive of any contributions due to the Plan by more than $50,000.

      SECTION 5.09  Plan Annual Reports.
                    -------------------

     Upon the request, from time to time, of the Administrative Agent, promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

      SECTION 5.10  Annual Plan Summaries.  As soon as available and in any
                    ---------------------
event within one hundred and five (105) days after the end of each Fiscal Year, an annual summary of actuarial valuation and other information with respect to each Plan in form, substance and detail satisfactory to the Administrative Agent.

      SECTION 5.11  Multiemployer Plan Notices.
                    --------------------------

     Promptly and in any event within five (5) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning, or other correspondence with respect to, (a) the imposition of Withdrawal Liability by any such Multiemployer Plan, (b) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (c) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (a) or (b).

      SECTION 5.12  Litigation.
                    ----------

     Promptly after the commencement thereof, notice of all material actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, Federal, state, local or foreign, affecting any Loan Party and, promptly after the occurrence thereof, notice of any material adverse change in the status or the financial effect on any Loan Party of the Disclosed Litigation from that described on Schedule 4.09.
             -------------

      SECTION 5.13  Securities Reports.
                    ------------------

     Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party sends to its Equityholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party files with the Securities and Exchange Commission or any other governmental authority, or with any national securities exchange.

      SECTION 5.14  Creditor Reports.
                    ----------------

     Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of any Loan Party pursuant to the terms of any indenture, loan or credit agreement or similar agreement or instrument and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Article V.

      SECTION 5.15  Agreement Notices.
                    -----------------

     Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party under or pursuant to any Acquisition Document or Material Contract or indenture, loan or credit agreement or similar agreement or instrument regarding or related to any breach or default by any party thereto or any event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Acquisition Document or Material Contract or indenture, loan or credit agreement or similar agreement or indenture and, from time to time upon request by the Administrative Agent, such information and reports regarding the foregoing as the Administrative Agent may reasonably request.

      SECTION 5.16  Revenue Agent Reports.
                    ---------------------

     Within ten (10) days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth any adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $250,000 or more.

      SECTION 5.17  Environmental Conditions.
                    ------------------------

     Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

      SECTION 5.18  Real Property.
                    -------------

     Upon the request, from time to time, of the Administrative Agent, promptly and in any event within thirty (30) days after any such request, a report supplementing Schedules 4.21, 4.21(A) and 4.22 hereto, including an
              -----------------------     ----
identification of all real and leased property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to remain accurate and complete in all respects.

      SECTION 5.19  Insurance.
                    ---------

     As soon as available and in any event within thirty (30) days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and containing such additional information as the Administrative Agent may reasonably request.

      SECTION 5.20  Management Letters.
                    ------------------

     As soon as available and in any event within five (5) Business Days after the receipt thereof, copies of any "management letter" or similar letter received by the Borrower or its Board of Directors (or any Committee thereof) from its independent public accountants.

      SECTION 5.21  Egerton Consideration Documents.
                    -------------------------------

          (a) Promptly, and in any event within five (5) Business Days after receipt or delivery thereof, Borrower shall deliver to the Administrative Agent copies of any notices, certificates, requests, correspondences or other documents received by the Borrower from any Vendor or NatWest, or delivered by the Borrower to any Vendor or NatWest, under or pursuant to, or relating to or concerning any matter under, any of the Egerton Consideration Documents, and from time to time upon request by the Administrative Agent, such information, documents and reports regarding the foregoing as the Administrative Agent may reasonably request.

          (b) Upon request by the Administrative Agent, and in any event within five (5) days after any such request, the Borrower shall deliver to the Administrative Agent a copy of the Egerton Registers, together with a certificate of the chief financial officer of the Borrower certifying that such Egerton Registers are true and complete copies thereof.

      SECTION 5.22  Other Information.
                    -----------------

     Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries or the Collateral as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.

                                   ARTICLE VI

                      AFFIRMATIVE AND FINANCIAL COVENANTS

     While any of the Commitments is outstanding, and, in the event any Advance remains outstanding, so long as the Borrower or any other Loan Party is indebted to the Lenders or the Administrative Agent under any of the Loan Documents, any Letter of Credit is outstanding and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall:

      SECTION 6.01  Compliance with Law.
                    -------------------

     Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA.

      SECTION 6.02  Payment of Taxes, Etc.
                    ---------------------

     Timely pay and discharge, and cause each of its Subsidiaries to timely pay and discharge, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that the
                                              --------  -------
Borrower and its Subsidiaries shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against the Borrower or any of its Subsidiaries; and, provided, further, that, if such Lien, individually and in the aggregate with
--------  -------
all such other Liens, does not secure more than $250,000 of taxes, assessments, charges and claims, such Lien may be paid within three (3) Business Days after the Borrower or such Subsidiary, as the case may be, obtains knowledge thereof.

      SECTION 6.03  Compliance with Environmental Laws.
                    ----------------------------------

     Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits reasonably necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that the Borrower and its Subsidiaries shall not be
      --------  -------
required to undertake any such cleanup, Removal, Remedial or Response action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves as determined by the Administrative Agent are being maintained with respect to such circumstances.

      SECTION 6.04  Preparation of Environmental Reports.
                    ------------------------------------

     At any time after the occurrence of a Default or upon receipt by Borrower or any of its Subsidiaries of any notice of any Environmental Action (x) against or of any noncompliance by any Loan Party with any Environmental Law or Environmental Permit or (y) with respect to any property of the Borrower or any of its Subsidiaries, permit the Administrative Agent, upon reasonable prior notice from the Administrative Agent to the Borrower, from time to time in its reasonable discretion but only in the event that the Administrative Agent has any reasonable basis for concern regarding compliance with Environmental Laws or Hazardous Materials rules or regulations, to retain, at the Borrower's expense, an independent professional consultant to prepare environmental site assessment reports for the Borrower or any of its Subsidiaries and/or to review any report relating to Hazardous Materials prepared by or for the Borrower and, upon a reasonable belief that the Borrower or any of its Subsidiaries has breached any covenant or representation with respect to environmental matters or that there has been a material violation of Environmental Laws by the Borrower or one of its Subsidiaries, the Administrative Agent may conduct its own investigation of such matter at any facility or property currently owned, leased, operated or used by the Borrower or one of its Subsidiaries and the Borrower agrees to use its best efforts to obtain permission for the Administrative Agent's professional consultant to conduct its own investigation of any such matter at any facility or property previously owned, leased, operated or used by the Borrower or one of its Subsidiaries. The Borrower and its Subsidiaries hereby grant to the Administrative Agent, its employees, consultants and contractors, the right to enter into or onto the facilities or properties currently owned, leased, operated or used by the Borrower or its Subsidiaries upon reasonable notice to the Borrower to perform such assessments on such property as are necessary to conduct such a review and/or investigation. Any such investigation of any such facility or property shall be conducted, unless otherwise agreed to by the Borrower and the Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any facility or property or to cause any damage or loss to any facility or property. The Borrower and the Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of the Administrative Agent will be obtained and shall be used by the Administrative Agent and Lenders for the purpose of internal credit decisions to monitor and police the Advances and/or protect the Administrative Agent's and Lenders' security interests in the Collateral. The Administrative Agent agrees to deliver a copy of any such report to the Borrower with the understanding that the Borrower acknowledges and agrees that (a) the Borrower will indemnify and hold harmless the Administrative Agent and each Lender from any costs, losses or liabilities relating to the Borrower's use of or reliance on such report and (b) neither the Administrative Agent nor any Lender makes any representation or warranty with respect to such report.

      SECTION 6.05  Maintenance of Insurance.
                    ------------------------

          (a) Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates including, without limitation, the policies described on Schedule 6.05 hereto (or other
                                              -------------
policies comparable thereto); and (b) file with the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby; and (c) deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, endorsements to (A) all "all-risk" and casualty and (if any) business interruption insurance naming the Administrative Agent, on behalf of itself and the Lenders, as loss payee if permitted thereunder (or assignee, in the case of business interruption insurance, if any) insuring in the case of "all-risk" against loss or damage by fire, lightening, windstorm, explosion, hail, tornado, and if to the extent in a flood hazard area, a flood insurance policy, and (B) all general liability and other liability policies naming the Administrative Agent, on behalf of itself and the Lenders, as additional insured if permitted thereunder, and providing, in any event, that such insurance policies shall not be canceled without 30 days' prior written notice thereof by the respective insurer to the Administrative Agent and shall contain standard non-contributory mortgagee clause endorsement in favor of the Administrative Agent with respect to hazard insurance coverage.

      SECTION 6.06  Preservation of Corporate Existence, Etc.
                    ----------------------------------------

     Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises.

      SECTION 6.07  Visitation Rights.
                    -----------------

          (a) At any reasonable time and from time to time, upon reasonable notice, permit the Administrative Agent or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of the Borrower and its Subsidiaries to discuss the affairs, finances and accounts of the Borrower and any such Subsidiaries with any of their chief executive officer, chief operating officer, chief financial officer or directors.

          (b) In the case of the Borrower, meet at least once each calendar year (and more frequently if the Administrative Agent so requests) with representatives of the Administrative Agent and the Lenders to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries.

          (c) From and after the date of occurrence of any Default, permit the Administrative Agent, on behalf of the Lenders (and at the Borrower's expense), to conduct (or cause to be conducted by any Person reasonably selected by the Administrative Agent) such collateral audits and/or commercial finance examinations of the Borrower and its Subsidiaries during each calendar year as the Administrative Agent may reasonably request, in accordance with the Administrative Agent's instructions and protocol.

      SECTION 6.08  Keeping of Books.
                    ----------------

     Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with GAAP.

      SECTION 6.09  Maintenance of Properties, Etc.
                    ------------------------------

     Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are reasonably necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

      SECTION 6.10  Compliance with Terms of Leaseholds.
                    -----------------------------------

     Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      SECTION 6.11  Performance of Material Contracts.
                    ---------------------------------

     Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Material Contract to be performed or observed by it, maintain, and cause each of its Subsidiaries to maintain, each such Material Contract in full force and effect, and enforce, and cause each of its Subsidiaries to enforce, each such Material Contract in accordance with its terms.

      SECTION 6.12   Intentionally omitted.

      SECTION 6.13  Agreement to Grant Additional Security.
                    --------------------------------------

          (a) Promptly, and in any event within thirty (30) days after the acquisition of assets of the type that would have constituted Collateral at the date hereof and investments of the type that would have constituted Collateral on the date hereof (other than assets with a fair market value of less than $50,000), notify the Administrative Agent of the acquisition of such assets or investments and, to the extent not already Collateral in which the Administrative Agent has a perfected security interest pursuant to the Collateral Documents, such assets and investments if owned by the Borrower or a Domestic Subsidiary or, if no significant adverse tax consequences would be incurred by the Borrower, a Foreign Subsidiary will become additional Collateral hereunder to the extent the Administrative Agent deems the pledge of such assets practicable (the "Additional Collateral"), and the Borrower will, and will
                  ----------------------
cause each of such Subsidiary to, take
all necessary action, including the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant the Administrative Agent a perfected Lien in such Collateral pursuant to and to the full extent required by the Collateral Documents and this Agreement.

          (b) Promptly, and in any event no later than thirty (30) days after a request with respect thereto, cause each of the Borrower's Domestic Subsidiaries (which are not already a party thereto) as the Administrative Agent shall request to become party to, or to execute and deliver, a Guaranty guarantying to the Administrative Agent and the Lenders the prompt payment, when and as due, of all Obligations of the Loan Parties under the Loan Documents, including all obligations under any Hedge Agreements or other hedging agreements, each such Guaranty to be in form and substance satisfactory to the Administrative Agent.

          (c) Promptly pledge to the Administrative Agent, for the ratable benefit of the Lenders and pursuant to the Pledge Agreement (or another pledge or security agreement in form and substance satisfactory to the Administrative Agent), not less than 65% of the Equity Interests of each of the Borrower's Foreign Subsidiaries which shall become a Subsidiary after the date hereof, unless no significant adverse tax consequences would be incurred by the Borrower if up to any greater percentage were to be pledged.

          (d) Promptly, and in any event no later than thirty (30) days after a request with respect thereto, cause each Guarantor created or established after the date hereof to grant to the Administrative Agent, for the ratable benefit of the Lenders, a first priority Lien on all property (tangible and intangible) of such Guarantor upon terms similar to those set forth in the Collateral Documents and otherwise satisfactory in form and substance to Administrative Agent. The Borrowers shall cause each Guarantor, at its own expense, to become a party to a Security Agreement, an Intellectual Property Security Agreement, a Mortgage and any other Collateral Document and to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by Administrative Agent to be necessary or desirable for the creation and perfection of the foregoing Liens (including legal opinion, title insurance, consents, corporate documents and any additional or substitute security agreements or mortgages or deeds of trust). The Borrowers will cause each such Guarantor to take all actions requested by Administrative Agent (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

          (e) Promptly, and in any event not later than thirty (30) days after a request with respect thereto, (i) deliver to the Administrative Agent the original of all instruments, documents and chattel paper, and all other Collateral of which the Administrative Agent determines it should have physical possession in order to perfect and protect its security interest therein, duly pledged, endorsed or assigned to the Administrative Agent without restriction;
(ii) obtain landlord waivers, in form and substance satisfactory to the Administrative Agent, with respect to any inventory or other Collateral located at a location that is not owned by a Borrower or a Subsidiary; (iii) deliver to the Administrative Agent warehouse receipts covering any portion of the inventory or other Collateral located in warehouses and for which warehouse receipts are issued; (iv) when an Event of Default exists, transfer inventory to locations designated by the Administrative Agent; (v) if any Collateral is at any time in the possession or control of any warehousemen, bailee or any Borrower's agents or processors, notify the Administrative Agent thereof and notify such person of the Administrative Agent's security interest in such Collateral and obtain a landlord waiver or bailee letter, in form and substance satisfactory to the Administrative Agent, from such person and instruct such person to hold all such Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions; (vi) if at any time any inventory or other Collateral is located on any real property of a Borrower which is subject to a mortgage or other Lien, obtain a mortgagee waiver, in form and substance satisfactory to the Administrative Agent, from the holder of each mortgage or other Lien on such real property; and (vii) take all such other actions and obtain all such other agreements as the Administrative Agent may reasonably deem necessary or desirable in respect of any Collateral.

          (f) The security interests required to be granted pursuant to this Section shall be granted pursuant to the Collateral Documents or, in the Administrative Agent's discretion, such other security documentation (which shall be substantially similar to the Collateral Documents already executed and delivered by the Borrower and any Subsidiary) as is satisfactory in form and substance to the Administrative Agent (the "Additional Collateral Documents")
                                            -------------------------------
and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except Liens permitted under Section 7.01. The Additional Collateral Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Administrative Agent, for the benefit of the Lenders, granted pursuant to the Additional Collateral Documents and, all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of Additional Collateral Documents, the Borrower shall cause to be delivered to the Administrative Agent such agreements, opinions of counsel, and other related documents as may be reasonably requested by the Administrative Agent or the Required Lenders to assure themselves that this Section has been complied with.

      SECTION 6.14  Interest Rate Protection.
                    ------------------------
     The Borrower shall not be required to, but may obtain one or more interest rate Hedge Agreements with a Lender or Lenders, the terms and other provisions of all such Hedge Agreements to be subject to the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld.

      SECTION 6.15  Performance of Acquisition Documents.
                    ------------------------------------
     Perform and observe, or cause the relevant Subsidiary to perform and observe, all of the terms and provisions of each Acquisition Document to be performed or observed by it or such Subsidiary, maintain each such Acquisition Document in full force and effect, enforce each such Acquisition Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative

Agent, make to each other party to each such Acquisition Document such demands and requests for action or for information and reports as the Borrower or any Subsidiary is entitled to make under such Acquisition Document.

      SECTION 6.16  Consummation of Acquisition.
                    ---------------------------

     Cause the Acquisition to be consummated on or prior to the Closing Date in accordance with the terms and conditions of the Acquisition Documents.

      SECTION 6.17   Intentionally omitted.

      SECTION 6.18.  Financial Covenants.
                     -------------------

     With respect to the Borrower and its Subsidiaries on a Consolidated basis:

          (a) Minimum Net Worth.  Maintain, as of the last day of each fiscal
              -----------------
quarter, an excess of Consolidated total assets over Consolidated total liabilities of the Borrower and its Subsidiaries of not less than the sum of (i) Forty Million Dollars $40,000,000 plus (ii) 75% of positive Consolidated Net
                                  ----
Income (and excluding 100% of Consolidated net losses) of the Borrower and its Subsidiaries since the Closing Date to and including each date of determination computed on a cumulative basis for said entire period, plus (iii) 100% of the
                                                       ----
Net Cash Proceeds received by the Borrower from any Equity Offering.

          (b) Total Consolidated Debt to EBITDA.  Maintain as of the end of each
              ---------------------------------
fiscal quarter of the Borrower a ratio of (i) Total Consolidated Debt (other than trade credit, accrued expenses and income taxes payable) to (ii) EBITDA for the most recently completed four fiscal quarters of the Borrower of not more than the following: 2.00:1.00 during the period from the date of this Agreement to and including December 31, 1999; and 1.50:1.00 from January 1, 2000 and at all times thereafter.

          (c) Fixed Charge Coverage Ratio.  Maintain as of the end of each
              ---------------------------
fiscal quarter of the Borrower a Fixed Charge Coverage Ratio for the most recently completed four fiscal quarters of the Borrower of not less than the following ratios for the requisite periods set forth below:

               Four Fiscal
               Quarters Ending In:       Not less than:

               1998                     2.00:1.00
               1999                     2.25:1.00
               2000                     3.00:1.00

For purposes of this Section 6.18(c) "Fixed Charge Coverage Ratio" shall mean, the ratio of (i) EBITDA for the most recently completed four fiscal quarters of the Borrower less the sum of (A) Capital Expenditures made in cash during such
             ----
period, and (B) the aggregate amount of federal,
state, local and foreign taxes paid in cash by the Borrower and its Subsidiaries during such period, to (ii) Consolidated cash Interest Expense payable by the Borrower and its Subsidiaries on all Debt during such period, plus principal
                                                              ----
amounts of all Debt (excluding principal payments under the Loan Documents) payable by the Borrower and its Subsidiaries during such period.

          (d) Minimum Consolidated Interest Coverage Ratio. Maintain as of the
              --------------------------------------------
end of each fiscal quarter of the Borrower a ratio of (i) EBITDA for the most recently completed four fiscal quarters of the Borrower to (ii) Consolidated Interest Expense for such period of not less than 5.0:1.00.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

     While any of the Commitments is outstanding, and, in the event any Advance remains outstanding, so long as the Borrower or any other Loan Party is indebted to the Lenders or the Administrative Agent under any of the Loan Documents, any Letter of Credit is outstanding and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower will not, at any time, without the prior consent of the Required
Lenders:

      SECTION 7.01  Liens, Etc.
                    ----------

      Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character, whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code or any other statute of any domestic or foreign jurisdiction, a financing statement or comparable instruments that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement or comparable instruments authorizing any secured party thereunder to file any such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the
                                  ---------  -------
foregoing restrictions the following:

          (a) Liens created under the Loan Documents;

          (b) Permitted Liens;

          (c) Liens existing on the date hereof and described on Schedule 7.01,
                                                                 -------------
and including the liens which may be granted by the Borrower to NatWest in cash collateral in an amount not exceeding NatWest's maximum contingent liability in respect of the Egerton Guarantee Instruments;

          (d) Purchase money Liens upon real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such real property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such real property or equipment to be subject to such Liens, or Liens existing on any such real property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided,
                                                                      --------
however, that no such Lien shall extend to or cover any property other than the
-------
real property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and, provided, further,
--------  -------
that the aggregate principal amount of the Debt secured by Liens permitted by this clause (d) shall not exceed (i) $5,000,000 in respect of the Debt secured by a mortgage to be placed after the date hereof on the California R&D Property; and (ii) $250,000 in respect of all other such Debt at any time outstanding; and, provided, further, that any such Debt shall not otherwise be prohibited by
     --------  -------
the terms of the Loan Documents;

          (e) Liens arising in connection with Capitalized Leases permitted under Section 7.02; provided, that no such Lien shall extend to or cover any
                    --------
Collateral or any assets other than the assets subject to such Capitalized Leases; and

          (f) the replacement, extension or renewal of any Lien permitted by clauses (c) through (e) above upon or in the same property theretofore subject thereto in connection with the replacement, extension or renewal (without increase in the amount or any change in any direct or contingent obligor) of the Debt secured thereby.

      SECTION 7.02  Debt.
                    ----

     Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

          (a) In the case of the Borrower, Debt incurred pursuant to the Loan Documents;

          (b) In the case of any of the Wholly-Owned Subsidiaries of the Borrower, intercompany Debt owed to the Borrower or to a Wholly-Owned Subsidiary of the Borrower; provided, that, there are no restrictions whatsoever on the
                 --------- ----
ability of the Subsidiary to repay such Debt; and subject, in any event, to the limitations on Investments in Subsidiaries of the Borrower or of any Subsidiary of the Borrower set forth in Section 7.06(a) hereof;

          (c) In the case of the Borrower and any of its Subsidiaries:

              (i) Debt secured by Liens permitted by Section 7.01(d) not to exceed in the aggregate $250,000 at any time outstanding in respect of the Borrower and all of its Subsidiaries;

              (ii) Capitalized Leases not to exceed in the aggregate $4,500,000 at any time outstanding in respect of the Borrower and all of its Subsidiaries;

              (iii) the Surviving Debt; and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, such Surviving Debt; provided, that the terms of any such extending, refunding or refinancing Debt,
---------
and of any agreement entered into and of any instrument issued in connection therewith, are consented to in writing by the Administrative Agent, with the approval of the Required Lenders, and otherwise permitted by this Agreement and the other Loan Documents; and, provided, further, that the principal amount of
                               --------  -------
such Surviving Debt shall not be increased above the principal amount thereof permitted to be outstanding after the Initial Extension of Credit, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refi nancing; and

              (iv) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (d) In the case of the Borrower, unsecured Debt incurred in the ordinary course of business for the deferred purchase price of property or services, maturing within one year from the date created, and aggregating, on a Consolidated basis, not more than $250,000 at any one time outstanding; and

          (e) In the case of the Borrower, Debt incurred pursuant to the Egerton Consideration Documents.

      SECTION 7.03  Lease Obligations.
                    -----------------

      Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property in connection with any sale and leaseback transaction, except for the Orpington Sale/Leaseback but only to the extent permitted in Section 7.05.

      SECTION 7.04  Fundamental Changes.
                    -------------------

          (a) Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, or acquire or permit any Subsidiary to acquire all or any substantial part of the assets or any of the capital stock of any other Person; provided, however, (1) that the Borrower
                                       --------  -------
may consummate the Acquisition in accordance with the terms of the Acquisition Documents and except that, so long as no Default or Event of Default exists or would exist after giving effect thereto, the Borrower or a Subsidiary may acquire all or a substantial part of the assets of another Person engaged in the same business as the Borrower (so as not to violate the terms of Section 7.08 hereof) if (i) the aggregate consideration therefor (including assumption of permitted debt and other liabilities) does not exceed $1,000,000 with respect to any individual acquisition, or $2,000,000 in the aggregate in any fiscal year;
(ii) the assumption of any contingent liabilities or obligations (tax, litigation, environmental, pension or otherwise) shall have been approved in advance in writing by the Administrative Agent, and (iii) the Administrative Agent shall have received copies of such agreements, instruments and documents as it shall have reasonably requested prior to consummation thereof in sufficient time for review; and (2) that any Subsidiary of the Borrower may merge or consolidate with and into any other Subsidiary of the Borrower.

          (b) Liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, assign, lease, transfer or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its property, business or assets, or permit any of its Subsidiaries to do any of the foregoing.

      SECTION 7.05  Sales, Etc. of Assets.
                    ---------------------

     Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

          (a) Sales of inventory in the ordinary course of business;

          (b) Sales of obsolete equipment in the ordinary course of business;

          (c) The sale of any fixed asset by the Borrower or any of its Subsidiaries (i.e., not including in any event a sale of inventory or a sale of
              ----
receivables or a sale of capital stock) so long as (i) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale, (ii) the purchase price for such asset shall be paid to the Borrower or such Subsidiary solely in cash and
(iii) the aggregate purchase price paid to the Borrower and all of its Subsidiaries for such asset and all other assets sold by the Borrower and its Subsidiaries from and after the Closing Date pursuant to this clause (c) shall not exceed $1,000,000; and no sale of any fixed asset shall be made if such sale could impair the value or composition of the Collateral;

          (d) The sale of the capital stock, properties or assets of Egerton
GRP;

          (e) The sale of the Personality Connector Property, provided that the
                                                              --------
purchase price paid to the Borrower for such asset shall be no less than the fair market value of such asset at the time of such sale; and

          (f) The sale and leaseback of the Orpington Property between Egerton Holdings or one of its Subsidiaries and a third party (the "Orpington Sale/Leaseback"), provided, that such transaction occurs within twenty-four (24)
                  --------
months following the Closing Date and is consummated at fair market value;

provided, further, that in the case of sales of assets pursuant to Section
--------- -------
7.05(b), (c) or (f) above, the Borrower shall, on the date of receipt thereof, apply the entire Net Cash Proceeds from such sale in accordance with Section 2.06.

      SECTION 7.06  Investments in Other Persons.
                    ----------------------------

     Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

          (a) Investments by the Borrower and its Subsidiaries, if any, in their Subsidiaries outstanding on the date hereof and described on Schedule 7.06, and
                                                             -------------
additional investments in Wholly-Owned Subsidiaries of the Borrower in an aggregate amount invested from the date hereof not to exceed $1,000,000; provided, however, that no more than an aggregate amount equal to $1,000,000
--------  -------
shall be made in Investments from the date hereof in Foreign Subsidiaries, excluding from such limitation the Egerton Intercompany Debt, which Debt shall not be reborrowed after any repayments thereof; and, provided, further, that with
                                              --------  -------
respect to Investments in any newly acquired or created Domestic Subsidiary, any such Subsidiary shall become a Guarantor pursuant to the terms of the Guaranty and shall otherwise comply with the provisions of Section 6.13 hereof;

          (b) Loans and advances to officers and other employees in the ordinary course of the business of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $250,000 at any time outstanding;

          (c) Investments by the Borrower and its Subsidiaries in Cash Equivalents;

          (d) Investments by the Borrower and its Subsidiaries, if any, in Hedge Agreements permitted under Section 6.14;

          (e) Investments consisting of intercompany Debt permitted under
Section 7.02, subject to the limitation on aggregate Investments including intercompany debt set forth in Section 7.06(a);

          (f) Investments existing on the date hereof and described on Schedule
7.06 hereto;

          (g) Investments consisting of amounts receivable arising in the ordinary course of business; and

          (h) Investments in the form of acquisitions permitted pursuant to
Section 7.04 hereof.

      SECTION 7.07  Dividends, Etc.
                    ---------------

     Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any such capital stock or any warrants, rights or options to acquire such capital stock, except:

          (a) The Borrower may declare and pay dividends and distributions; payable solely in common stock of the Borrower;

          (b) A Subsidiary may declare and pay dividends and distributions to the Borrower; and

          (c) For issuances of stock expressly permitted by Section 7.18.

      SECTION 7.08  Change in Nature of Business.
                    ----------------------------

      Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

      SECTION 7.09  Charter Amendments.
                    ------------------

      Amend, or permit any of its Subsidiaries to amend, its certificate or articles of incorporation or bylaws.

      SECTION 7.10  Accounting Changes.
                    ------------------

      Make or permit, or permit any of its Subsidiaries to make or permit, any change in (a) accounting policies or reporting practices, except as mandated by GAAP, or (b) its Fiscal Year.

      SECTION 7.11 Prepayments, Etc. of Debt.
                   -------------------------

          (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than (i) the prepayment of the Advances in accordance with the terms of this Agreement, and (ii) the payment, as of the Closing Date, of such of the Existing Debt as shall not be Surviving Debt, (ii) regularly scheduled or required repayments or redemptions of the Surviving Debt, or (b) amend, modify or change in any manner any term or condition of any Surviving Debt except as permitted under Section 7.01 or (c) permit any of its Subsidiaries to do any of the foregoing other than to repay any Debt payable to the Borrower.

      SECTION 7.12  Amendment, Etc. of Acquisition Documents.
                    ----------------------------------------

          Cancel or terminate any Acquisition Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Acquisition Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Acquisition Document or take any other action in connection with any Acquisition Document that would impair the value of the interests or rights of the Borrower thereunder or that would impair the interests or rights of the Administrative Agent or any Lender, or permit any of its Subsidiaries to do any of the foregoing.

      SECTION 7.13 Amendment, Etc. of Material Contracts.
                   -------------------------------------

          Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract or take any other action in connection with any Material Contract that would materially impair the value of the interests or rights of the Borrower or any Subsidiary thereunder or that would materially impair the interests or rights of the Administrative Agent or any Lender, or permit any of its Subsidiaries to do any of the foregoing.

      SECTION 7.14  Negative Pledge.
                    ---------------

      Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its properties or assets other than as provided in the Loan Documents or as permitted under Section 7.01 hereof.

      SECTION 7.15  Partnerships, New Subsidiaries
                    ------------------------------

      Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, or (b) create any new Subsidiary, except in compliance with the provisions of Section 6.13 and 7.06.

      SECTION 7.16  Speculative Transactions.
                    ------------------------

      Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or derivatives or any similar speculative transactions, except for, if any, Hedge Agreements expressly permitted under Section 6.14.

      SECTION 7.17  Intentionally omitted.

      SECTION 7.18  Issuance of Stock.
                    -----------------

          (a) Directly or indirectly, and not permit any of its Subsidiaries to, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock of the Borrower or any Subsidiary of the Borrower or any other Equity Interests of any Subsidiary, except (i) to the Borrower, (ii) to qualify directors if required by applicable law, (iii) for issuances of common stock for cash by the Borrower to the extent expressly permitted under Section 7.18(b) below.

          (b) The Borrower shall not issue any capital stock, except for issuances of its common stock for cash in each case in respect of any of the foregoing issuances (including for cash) (i) on the condition that after giving effect to such issuance no Default will exist; (ii) the Administrative Agent and Required Lenders shall have consented to the terms and conditions of such offering; and (iii) provided that in the event any common stock of the Borrower
                    --------
is issued pursuant to this Section, the Borrower shall, on the date of its receipt thereof, apply the Net Cash Proceeds received in connection with such issuance in accordance with Section 2.06.

      SECTION 7.19  Transactions with Affiliates.
                    ----------------------------

      Except as expressly permitted by this Agreement, directly or indirectly:
(a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate, except as permitted under
Section 7.04; or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided, however,
                                                            --------  -------
that: (i) payments on Investments expressly permitted by Section 7.06 hereof may be made, (ii) any Affiliate who is a natural person may serve as an employee or director of the Borrower or any other Loan Party and receive reasonable compensation for his services in such capacity, and reimbursement for reasonable out-of-pocket disbursements arising in such capacity in the ordinary course of business (e.g., travel) (iii) the Borrower or any other Loan Party may enter
          ----
into any transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of product, inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower or such other Loan Party as the monetary or business consideration that would obtain in a comparable arm's length transaction with a Person not an Affiliate.

      SECTION 7.20   Intentionally omitted.

      SECTION 7.21  Capital Expenditures.  Make, or permit any of its
                    --------------------
Subsidiaries to make, any Capital Expenditures (including, without limitation, obligations and expenditures under Capitalized Leases) that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

         Period                      Amount
         ------                      ------

Closing Date through and
including December 31, 1998        $15,000,000

January 1, 1999 through and
including December 31, 1999        $ 6,000,000

January 1, 2000 through and
including December 31, 2000        $ 5,000,000

Each calendar year thereafter      $ 5,000,000

; provided, however, that (a) amounts permitted to be expended in a Fiscal Year
  --------  -------
that are not expended in such Fiscal Year shall be permitted to be expended in (but only in) the subsequent Fiscal Year; and (b) amounts representing Capital Expenditures paid or incurred with respect to an acquisition permitted under
Section 7.04 hereof in the ordinary course of its business prior to consummation of a permitted acquisition shall not be deemed included in the calculation of the aggregate amount of Capital Expenditures for purposes of determining the maximum annual Capital Expenditures permitted to be made hereunder, so long as such amounts were incurred prior to the date of consummation of acquisitions permitted hereunder and were not incurred in anticipation of such acquisition, and otherwise conform with the terms and conditions of Section 7.02 hereof.

      SECTION 7.22 Amendment, Etc. of Egerton Consideration Documents.  Amend,
                   --------------------------------------------------
modify, supplement or waive any term, provision or condition of any of the Egerton Consideration Documents, or consent to any departure by NatWest or any Vendor therefrom, waive any default under or breach of any of the Egerton Consideration Documents, or take any other action in connection with any of the Egerton Consideration Documents, in each case without the prior written consent of the Administrative Agent.

                                 ARTICLE VIII

                               EVENTS OF DEFAULT

     If any one or more of the following events ("Events of Default") shall
                                                  -----------------
occur and be continuing  then, and in any such event, the Administrative Agent
(i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each appropriate Lender (other than the Commitment in respect of Letter of Credit Advances by the Issuing Bank or a Revolving Lender pursuant to Section 2.03(c)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;
(B) by notice to each party required under the terms of any agreement in support of which a Letter of Credit is issued, request that all Obligations under such agreement be declared due and payable; provided, however, that in the event of
                                       --------  -------
an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (1) the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank pursuant to Section 2.03(c)) shall automatically be terminated and
(2) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower:

      SECTION 8.01  Payment
                    -------

          (a) The Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (b) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (b) within two (2) Business Days after the same becomes due and payable; or

      SECTION 8.02  Representations and Warranties.
                    -------------------------------

      Any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or confirmed; or

      SECTION 8.03  Certain Covenants.
                    -----------------

      The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 6.04, 6.05, 6.06, 6.07, 6.13, 6.15, 6.16 or
6.18, Article V or Article VII; or

      SECTION 8.04  Other Defaults; Material Contracts.
                    ----------------------------------

      Any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after the earlier of the date on which (i) a Responsible Officer of any Loan Party becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

      SECTION 8.05  Other Debt.
                    ----------

      Any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $250,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, in each case if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

      SECTION 8.06  Bankruptcy.
                    ----------

      Any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur, or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this
Section 8.06; or
------------

      SECTION 8.07  Judgment.
                    --------

          (a) Any judgment or order for the payment of money in excess of $250,000 (other than such a judgment or order which is fully covered by insurance for which the appropriate insurer has acknowledged responsibility in writing) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of seven (7) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (b) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect; or

      SECTION 8.08  Material Provision.
                    ------------------

      Any material provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on or enforceable against any Loan Party which is party to it, or any such Loan Party shall so state in writing; or

      SECTION 8.09  Collateral Document.
                    -------------------

      Any Collateral Document after delivery thereof shall for any reason cease to or otherwise not create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

      SECTION 8.10  Change of Control.
                    -----------------

          (a)   If any of the following shall occur:

          (i) the sale, lease, or transfer, in one or a series of related transactions, of all or substantially all of the Borrower's assets to any Person or group (as such term is defined in Section 13(d)(3) of the Securities Act, as amended); or

          (ii) any Person who is not a stockholder of the Borrower on the Closing Date acquires (together with its Affiliates) shares of capital stock of the Borrower having fifteen percent (15%) or more of the ordinary voting power to elect the Borrower's Board of Directors; or

          (iii) William Channell, Jr., shall cease for any reason whatsoever, including, without limitation, death or disability (as such disability shall be determined in the sole and absolute judgment of the Administrative Agent) to be and continuously perform the duties of president (or more senior executive) of the Borrower or, if such cessation shall occur as a result of the death or such disability, no successor satisfactory to the Agent, in its sole discretion, shall have become and shall have commenced to perform the duties of president (or more senior executive) of the Borrower within forty-five (45) days after such cessation; provided, however,
                --------  -------
that if any satisfactory successor shall have been so elected and shall have commenced performance of such duties within such period, the name of such successor shall be deemed to have been inserted in place of William Channell, Jr., in this clause (iii) of this Section 8.10; or

          (iv) during any period of twelve (12) consecutive calendar months, individuals who at the beginning of such period constituted the Borrower's board of directors (together with any new directors whose election by the Borrower's board of directors or whose nomination for election by the Borrower's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or

     SECTION 8.11  ERISA Events.
                   ------------

          (a) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of the last such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Events) exceeds $500,000; or

          (b) Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $500,000 or requires payments exceeding $200,000 per annum; or

          (c) Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $200,000; or

      SECTION 8.12  Material Adverse Change.
                    -----------------------

      There shall occur in the reasonable judgment of the Required Lenders any Material Adverse Effect; or

      SECTION 8.13  Post-Closing Agreement.
                    ----------------------

      The Borrower or any Subsidiary of the Borrower shall fail to perform or observe any term, covenant or agreement contained in the Post-Closing Agreement; or

      SECTION 8.14  Actions in Respect of the Letters of Credit upon Default.
                    --------------------------------------------------------

      If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in this
Article VIII or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.

                                  ARTICLE IX

                            THE ADMINISTRATIVE AGENT

      SECTION 9.01  Authorization and Action.  (a) Each Lender (in its capacity
                    ------------------------
as a Lender and/or Hedge Bank) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not be a trustee for any Lender or Hedge Bank.

          (b) As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, that the
                                        --------  -------
Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement, any other Loan Document or applicable law and except for action expressly required of the Administrative Agent hereunder or under the Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lenders and Hedge Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

      SECTION 9.02  Agent's Reliance, Etc.
                    ---------------------

      Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 10.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan

Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by or on behalf of the proper party or parties; and (g) may employ agents and attorneys-in-fact and shall not be answerable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

      SECTION 9.03  Fleet and Affiliates.
                    --------------------

      With respect to its Commitments, the Advances made by it and the Notes issued to it, Fleet shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" shall, unless otherwise expressly indicated, include Fleet in its individual capacity. Fleet and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary and may accept fees and other consideration from the Borrower or its Affiliates, for services in connection with this Agreement, the other Loan Documents or otherwise, all as if Fleet were not the Administrative Agent and without any duty to account therefor to the Lenders.

      SECTION 9.04  Lender Credit Decision.
                    ----------------------

      Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.06 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

      SECTION 9.05   Indemnification.
                     ---------------

          (a) Each Lender severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of any of the Loan Documents or any transaction contemplated hereby and thereby or any action taken or omitted by the Administrative Agent under any of the Loan Documents; provided, however, that no
                                                      --------  -------
Lender shall be liable for any
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 10.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower.

          (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Issuing Bank under any of the Loan Documents; provided, however,
                                                             --------  -------
that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

          (c) For purposes of Section 9.05(a), the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of
(i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time;
(iii) their respective Unused Revolving Commitments at such time provided, that
                                                                 --------
the Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Issuing Bank ratably in accordance with their respective Advances. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 9.05 to the extent of the amount of such Defaulted Advance. The failure of any Lender to reimburse the Administrative Agent or the Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for such other Lender's ratable share of such amount but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreements of any Lender hereunder, the agreement and obligations of each

Lender contained in this Section 9.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

      SECTION 9.06  Events of Default.
                    -----------------

      The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give notice thereof to the Lenders (and shall give each Lender notice of each such non-payment). The Administrative Agent shall (subject to Section 9.01(b) hereof) take such action with respect to such Default as shall be directed by the Required Lenders.

      SECTION 9.07  Successor Administrative Agents.
                    -------------------------------

      The Administrative Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lenders and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent as to such of the Facilities as to which the Administrative Agent has resigned or been removed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty
(30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender which is a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000.
Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations under this Agreement and the other Loan Documents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as

Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent as to all of the Facilities, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent as to any Facilities under this Agreement.

      SECTION 9.08  Security Trustee. The Administrative Agent shall be the
                    ----------------
"Security Trustee" under any of those pledge agreements which are expressed to be governed by English law and shall accept without investigation, requisition or objection such title as any person may have to the assets which are subject to the English pledge agreements and shall not (a) be bound or concerned to examine or inquire into the title of any person; (b) be liable for any defect or failure in the title of any person, whether such defect or failure was known to it or might have been discovered upon examination or inquiry and whether capable of remedy or not; and (c) be liable for any failure on its part to give notice of such pledge agreement to any third party or otherwise perfect or register the security created by such pledge agreement. The Security Trustee shall hold the benefit of the English pledge agreements upon trust for itself, the Lenders and the Administrative Agent. Upon the appointment of any successor Security Trustee, the resigning Security Trustee shall execute and deliver such documents and do such other acts and things as may be necessary to vest in the successor Security Trustee all the rights, title and interests vested in the resigning Security Trustee.

                                  ARTICLE X

                                 MISCELLANEOUS

      SECTION 10.01  Amendments, Etc.
                     ---------------

      No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that
                                                       --------  -------
(a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender that is, at such time, a Defaulting Lender), do any of the following at any time: (i) increase the Commitments of such Lender or subject such Lender to any additional obligations (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Lender), (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender (other than as a result of waiving the applicability of any post-default increase in interest rates), (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or
(iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; (v) waive any of the conditions specified in Section 3.02 or, in the case of the Initial Extension of Credit, Section 3.01; (vi) change the number of Lenders or the percentage of the Commitments or the aggregate unpaid principal amount of the Advances or the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder;
(vii) release any of the Guarantors from their Guaranty; (viii) release any material portion of the Collateral in any transaction or series of related transactions except as expressly provided in the Loan Documents (including in connection with any Asset Disposition permitted hereunder) or permit the creation, incurrence, assumption or existence of any Lien on any material portion of the Collateral in any transaction or series of related transactions to secure any liabilities or obligations other than Obligations owing to the Secured Parties under the Loan Documents; (ix) amend this Section 10.01; or (x) limit the liability of any Loan Party under any of the Loan Documents; and

provided, further, that no amendment, waiver or consent shall, unless in writing
--------- --------
and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

      SECTION 10.02  Notices Etc.
                     -----------

      All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered,

          (a)  if to the Borrower:

                    Channell Commercial Corporation
                    26040 Ynez Road
                    Temecula, California 92589-9022
                    Attention:   Gary Baker
                    Telephone No.:   (909) 694-9160
                    Facsimile No.:    (909) 506-2492

               with a copy to:

                    Irell & Manella
                    333 South Hope Street
                    Suite 3300
                    Los Angeles, California 90071
                    Attention:   Roy S. Geiger
                    Telephone No.: (213) 229-0504
                    Facsimile No.:  (213) 229-0514 or 0553

          (b)  if to the Administrative Agent:

                    Fleet National Bank
                    1185 Avenue of the Americas
                    New York, New York 10036
                    Attention:  Alex Sade
                    Telephone No.:  212-819-6008
                    Facsimile No.:  212-819-6201

               with a copy to:

                    Winston & Strawn
                    200 Park Avenue
                    New York, New York 10166
                    Attention: Susan Berkwitt-Malefakis, Esq.
                    Telephone No.: (212) 294-6703
                    Facsimile No.:  (212) 294-4700

          (c) if to any Initial Lender or the Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I attached
                                                            ----------
     hereto.

          (d) if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender;

or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed by certified mail, return receipt requested, telegraphed, telecopied or telexed, be effective 3 days after mailing, upon delivery to the telegraph company, upon transmission by telecopier or upon confirmation by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or IX shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of this Agreement, the Notes or any other Loan Document or of any Exhibit hereto or thereto or of any amendment or waiver of any provision thereof shall be as effective as delivery of a manually executed counterpart thereof.

      SECTION 10.03  No Waiver; Remedies; Counterclaims.
                     ----------------------------------

      No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The due payment and performance of the Obligations shall be without regard to any counterclaim, right of offset or any other claim whatsoever that the Borrower or other Loan Party may have against any Lender or the Administrative Agent and without regard to any other obligation of any nature whatsoever that any Lender or the Administrative Agent may have to the Borrower or Loan Party, and no such counterclaim or offset shall be asserted by the Borrower (unless such counterclaim or offset would, under applicable law, be permanently and irrevocably lost if not brought in such action) in any action, suit or proceeding instituted by any Lender or the Administrative Agent for payment or performance of the Obligations.

      SECTION 10.04  Costs and Expenses.
                     ------------------

          (a) The Borrower agrees to pay on demand (and without regard to the making of any Advances hereunder) (i) all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery (but limited to reasonable costs and expenses of legal counsel to the Administrative Agent in connection with the preparation, execution and delivery of the Loan Documents) , administration, modification and amendment (including any such document that is proposed but not executed and delivered) of the Loan Documents (including, without limitation, (1) all due diligence, collateral review, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, audit, insurance, search, filing and recording fees and expenses, and (2) the fees and expenses of counsel for the Administrative Agent with respect thereto, including advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests under the Loan Documents, negotiating with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default, presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Administrative Agent and the Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto).

          (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender and each of their respective Affiliates and their respective officers, directors, employees, agents and advisors (each, an

"Indemnified Party") from and against any and all claims, damages, losses,
------------------
liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any commenced or threatened investigation, litigation or proceeding arising out of, related to or in connection with (and whether under any federal securities law or any other statute of any jurisdiction or any regulation or at common law or otherwise against any Indemnified Party) (i) the Acquisition or any related transaction of Borrower or any of its Subsidiaries or other Affiliates and any of the other transactions contemplated by the Loan Documents, (ii) any acquisition or proposed acquisition or similar business combination or proposed business combination by Borrower or any of its Subsidiaries or other Affiliates of all or any portion of the shares of capital stock or substantially all of the property and assets of any other Person or any acts, practices or omissions of the Borrower or its agents related thereto, or any withdrawals, termination or cancellation of any such proposed transaction for any reason, (iii) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit by the Borrower or any of its Subsidiaries or other Affiliates and any of the other transactions contemplated by the Loan Documents, or (iv) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, officers, employees, Equityholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender or any of their respective Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Acquisition, the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby, other than claims for direct, as opposed to consequential, damages which shall have been determined in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Person's gross negligence or willful misconduct.

          (c) If any payment of principal of, or Conversion of, any LIBOR Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to subsection 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Article VIII or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest

Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 10.07, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds required by any Lender to fund or maintain such Advance.

          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent, in its sole discretion.

          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
10.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

      SECTION 10.05  Right of Set-off.
                     ----------------

      The Borrower and each Guarantor hereby grant to each Lender a lien, security interest and right of set-off as security for all liabilities and obligations of the Borrower and such Guarantor, whether now existing or hereafter arising, upon and against all deposits, credit, collateral and property, now or hereafter in the possession, custody, safekeeping or control of any Lender and any entity under the control of Fleet Financial Group, Inc. or in transit to any of them. Upon (a) the occurrence and during the continuance of any Default and (b) the making of the request or the granting of the consent specified by Article VIII to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Article VIII, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower or any of its Subsidiaries against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower and Administrative Agent after any such set-off and application; provided, however,
                                                             --------  -------
that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its respective Affiliates may have at law, in equity or otherwise. ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY LENDER TO EXERCISE ANY RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE ADVANCES

PRIOR TO EXERCISING ANY RIGHT OF SET-OFF WITH RESPECT TO ANY DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR ARE HEREBY KNOWINGLY VOLUNTARILY AND IRREVOCABLY WAIVED.

      SECTION 10.06  Binding Effect
                     --------------

      This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that each such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign any of its rights hereunder or any interest herein without the prior written consent of the Lenders.

      SECTION 10.07  Assignments and Participations.
                     ------------------------------

          (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each
                                               --------  -------
such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) immediately after such assignment, the assigning Lender, if it remains a Lender hereunder, shall have a Commitment hereunder in no event less than $5,000,000,
(iii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, (iv) each such assignment shall be to an Eligible Assignee, (v) no such assignments shall be permitted without the prior consent of the Administrative Agent (which may be withheld for any reason) until the Administrative Agent shall have notified the Lenders that syndication of the Commitments hereunder has been completed, (vi) no such assignment shall be permitted if, immediately after giving effect thereto, the Borrower would be required to make payments to or on behalf of the assignee Lender pursuant to subsection 2.10(a) or (b) and the assignor Lender was not, at the time of such assignment, entitled to receive any payment pursuant to subsection 2.10(a) or
(b), and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and any other documents, instruments or agreements as may be necessary in connection therewith and a processing and recordation fee of $3,500. Any Note issued to an assignee Lender hereunder shall be issued in replacement of, but not in discharge of, the evidenced by the promissory note held by the assigning Lender prior to such assignment and shall reflect the amount of the respective Commitments and Advances held by such assignee liability Lender and Assignor Lender after giving effect to such assignment.

          (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Article IV and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

          (d) The Administrative Agent shall maintain at its address referred to in Section 10.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender from time to time (the

"Register").  The entries in the Register shall be conclusive and binding for
---------
all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may

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

treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment and the appropriate processing and reconciliation fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment
                                    ---------
and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.
                                                               ---------

          (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall
                        --------  -------
be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,000.

          (g) Each Lender may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it); at any time and from time to time and without the consent of notice to the Borrower or any Guarantor, provided, however, that (i) such
                                            --------  -------
Lender's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(v) no participant under any such participation shall have any right to approve any amendment, waiver or other modification of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Loan therefrom, except to the extent that such amendment, waiver, modification or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

          (h) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the
              --------  -------
assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

          (i) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act 12 U.S.C. Section 341 in accordance with Regulation A of the Board of Governors of the Federal Reserve System. No such pledge or enforcement thereof shall release any Lender from its obligations under any of the Loan Documents.

          (j) Fleet may syndicate the Facilities to other lenders. Any such syndication will be managed by Fleet. The Borrower shall assist Fleet in forming such syndication and shall provide Fleet and any potential lender, assignee or participant, promptly upon request, with all information deemed reasonably necessary by them to complete successfully such syndication, including, without limitation, all information and projections prepared by the Borrower or its officers or advisers relating to the transactions contemplated herein. The Borrower shall make appropriate officers and representatives of the Borrower and its Subsidiaries available to participate in information meetings for potential syndicate members and participants at such times and places as Fleet may reasonably request. In connection with such syndication, Fleet may, in its sole discretion, allocate to other Lenders portions of any fees payable to Fleet in connection with the Facilities.

      SECTION 10.08  Execution in Counterparts.
                     -------------------------

      This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 10.09  No Liability of the Issuing Bank.
                     --------------------------------

     The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers, directors, employees or agents shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

      SECTION 10.10  Survival of Agreements and Representations; Construction.
                     --------------------------------------------------------

      All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes. The headings used in this Agreement and the table of contents are for convenience only and shall not be deemed to constitute a part hereof

      SECTION 10.11  Confidentiality.
                     ---------------

      Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent or to the Administrative Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

      SECTION 10.12 Further Assurances.
                    ------------------

     (a) At any time and from time to time, upon the request of the Administrative Agent, the Borrower and each other Loan Party shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Administrative Agent may reasonably request in order to fully effect the purposes of this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans, including, without limitation, the execution and delivery to the Administrative Agent of mortgages in form and substance satisfactory to the Administrative Agent covering all real property or interests therein acquired by the Borrower or other Loan Party, and all leases of real property entered into by the Borrower or other Loan Party as tenant or lessee, after the date of this Agreement, promptly after such acquisition or the entering into of any such lease.

          (b) Upon receipt of an affidavit of an officer of the Administrative Agent or any Lender as to the loss, theft, destruction or mutilation of any Note or Security Document which is not of public record, and, in the case of any such mutilation, upon the surrender and cancellation of such Note or Security Document, the Borrower will issue, in lieu thereof, a replacement Note or other Security Document in the same principal amount thereof (in the case of any Note) and otherwise of like tenor.

      SECTION 10.13   Severability.
                      ------------

      The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse non-compliance by the Borrower with any other. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     SECTION 10.14  JURISDICTION, ETC.
                    -----------------

          (a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT IN THE COUNTY OF NEW YORK OR UNITED STATES DISTRICT COURT IN THE SOUTHERN DISTRICT OF NEW YORK, NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION.

          (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND

EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

      SECTION 10.15  GOVERNING LAW.
                     -------------

      THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 10.16  WAIVER OF JURY TRIAL.
                     --------------------

      EACH OF THE BORROWER, THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDERS AND THE ADMINISTRATIVE AGENT TO ENTER INTO THIS AGREEMENT AND TO MAKE ADVANCES HEREUNDER.

      SECTION 10.17 Foreign Exchange Indemnity.  If any sum due from the
                    --------------------------
Borrower or any Subsidiary under this Agreement or any other Loan Document or any order or judgment given or made in relation hereto or thereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against the Borrower or any Subsidiary with any Regulatory Agency or in any court or tribunal or (ii) enforcing any order or judgment given or made in relation hereto, the Borrower shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss actually suffered as a result of any discrepancy between (a) the rate of exchange used to convert the amount in question from the first currency into the second currency and (b) the rate or rates of exchange at which such Person, acting in good faith in a commercially reasonable manner, purchased the first currency with the second currency after receipt of a sum paid to it in the second currency in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of the Borrower distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations.

      SECTION 10.18   FINAL AGREEMENT.  THIS WRITTEN AGREEMENT, THE NOTES AND
                      ---------------
THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THE PARTIES HERETO ACKNOWLEDGE AND AFFIRM THE STATEMENT MADE IN THE PRECEDING SENTENCE.



                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                            CHANNELL COMMERCIAL CORPORATION


                            By: /s/ Gary W. Baker
                               ________________________________________
                            Name:  GARY W. BAKER
                            Title: CHIEF FINANCIAL OFFICER


                            FLEET NATIONAL BANK,
                            AS ADMINISTRATIVE AGENT


                            By: /s/ Alex Sade
                               __________________________________________
                            Name:  Alex Sade
                            Title: Director



                            FLEET NATIONAL BANK,
                            AS ISSUING BANK


                            By: /s/ Alex Sade
                               _________________________________________
                            Name:  Alex Sade
                            Title: Director



                      [Signature page to Credit Agreement]
                    [Signatures continued on following page]

                                INITIAL LENDERS


                            FLEET NATIONAL BANK, INDIVIDUALLY


                            By: /s/ Alex Sade
                               _________________________________________
                            Name:  Alex Sade
                            Title: Director



                      [Signature page to Credit Agreement]